 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-277150
PROSPECTUS SUPPLEMENT
(To prospectus dated February 16, 2024)
$800,000,000
$400,000,000 3.950% Notes due 2029
$400,000,000 4.500% Notes due 2033
We are offering $400,000,000 aggregate principal amount of our 3.950% Notes due 2029 (the “2029 notes”) and $400,000,000 aggregate principal amount of our 4.500% Notes due 2033 (the “2033 notes” and, together with the 2029 notes, the “notes”). The 2029 notes will mature on February 1, 2029. We will pay interest on the 2029 notes on February 1 and August 1 of each year, commencing February 1, 2026. Interest on the 2029 notes will accrue from and including October 6, 2025. The 2033 notes will mature on February 1, 2033. We will pay interest on the 2033 notes on February 1 and August 1 of each year, commencing February 1, 2026. Interest on the 2033 notes will accrue from and including October 6, 2025. We may redeem the notes of either series at our option, at any time in whole or from time to time in part, at the redemption prices described in this prospectus supplement under the caption “Description of Notes — Optional Redemption.” The notes will be our senior unsecured obligations.
Realty Income Corporation, an S&P 500 company, is real estate partner to the world’s leading companies®. We are known as “The Monthly Dividend Company®” and have a mission to invest in people and places to deliver dependable monthly dividends that increase over time. We are structured as a real estate investment trust, or REIT, requiring us annually to distribute at least 90% of our taxable income (excluding net capital gains) in the form of dividends to our stockholders. Our monthly dividends are supported by the cash flow generated from real estate owned under long-term lease agreements with our commercial clients. As of June 30, 2025, we owned or held interests in a diversified portfolio of 15,606 properties located in all 50 U.S. states, the United Kingdom, and seven other countries in Europe, with approximately 346.3 million square feet of leasable space leased to clients doing business in 91 separate industries.
Investing in the notes involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement.
	Per 2029 Note	Total for 2029 Notes	Per 2033 Note	Total for 2033 Notes	Total
Public offering price(1)	99.412%	$397,648,000	98.871%	$395,484,000	$793,132,000
Underwriting discount	0.650%	$2,600,000	0.650%	$2,600,000	$5,200,000
Proceeds, before expenses, to Realty Income Corporation(1)	98.762%	$395,048,000	98.221%	$392,884,000	$787,932,000

(1)
Plus accrued interest, if any, from October 6, 2025, if settlement occurs after that date.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Delivery of the notes will be made only in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, as operator of the Euroclear System, against payment in New York, New York on or about October 6, 2025.

Joint Book-Running Managers
Wells Fargo Securities	Barclays	BofA Securities	Mizuho	TD Securities
BNP PARIBAS	Goldman Sachs & Co. LLC	J.P. Morgan	RBC Capital Markets
Regions Securities LLC	Santander	Scotiabank
Co-Lead Managers
BBVA	Citigroup	Deutsche Bank Securities	Morgan Stanley
PNC Capital Markets LLC	UBS Investment Bank	US Bancorp
Senior Co-Managers
BMO Capital Markets	BNY Capital Markets	Citizens Capital Markets	Huntington Capital Markets
Truist Securities
Co-Managers
Ramirez & Co., Inc.	Academy Securities
The date of this prospectus supplement is September 25, 2025.

Prospectus Supplement
Prospectus

S-i

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and, if applicable, any free writing prospectus we may provide you in connection with this offering. We have not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where, or to any person to whom, the offer or sale of these securities is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein and, if applicable, any free writing prospectus we may provide you in connection with this offering is accurate only as of those documents’ respective dates or, in the case of documents incorporated or deemed to be incorporated by reference herein or therein, as of the respective dates those documents were filed with the U.S. Securities and Exchange Commission, or the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.
This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. Unless otherwise expressly stated or the context otherwise requires, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.
Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the incorporated documents described under the heading “Incorporation by Reference” in this prospectus supplement and the accompanying prospectus, and any free writing prospectus we may provide to you in connection with this offering. The descriptions of certain provisions of any instrument, agreement or other document appearing in this prospectus supplement, the accompanying prospectus or, if applicable, any free writing prospectus, or in any document incorporated or deemed to be incorporated by reference therein (including, without limitation, the descriptions of certain provisions of our $4.0 billion revolving credit facilities, $1.38 billion fund credit facility, term loan facilities, $3.0 billion commercial paper programs (each of these facilities and programs as defined below), any asset purchase agreement and the indenture pursuant to which the notes will be issued) are not complete and are subject to, and qualified in their entirety by reference to, the terms and provisions of those instruments, agreements and other documents. You should carefully review such instruments, agreements and other documents in their entirety for complete information on the terms and provisions thereof. See “Where You Can Find More Information” in the accompanying prospectus for information on how you can obtain copies of such instruments, agreements and other documents.
No action has been or will be taken in any jurisdiction by us or by any underwriter that would permit a public offering of these securities or possession or distribution of this prospectus supplement, the accompanying prospectus or any related free writing prospectus where action for that purpose is required, other than in the United States. Unless otherwise expressly stated or the context otherwise requires, references to “U.S. dollars,” “dollars,” “USD,” “U.S. $” and “$” in this prospectus supplement, the accompanying prospectus and any related free writing prospectus are to United States dollars, references to “Sterling,” “pound Sterling,” “GBP” and “£” in this prospectus supplement, the accompanying prospectus and any related free writing prospectus are to the lawful currency of the United Kingdom, and references to “Euro” and “€” in this prospectus supplement, the accompanying prospectus and any related free writing prospectus are to the lawful currency introduced at the start of the third stage of European Economic and Monetary Union pursuant to the Treaty on the Functioning of the European Union, as amended. For purposes of determining the aggregate amount of borrowings outstanding under our $5.38 billion credit facilities (as defined below), term loan facilities and commercial paper programs as of any specified date, borrowings denominated in GBP or Euro are translated to U.S. dollars using the applicable exchange rates as in effect as of the applicable time.
Notice to Prospective Investors in the European Economic Area
None of this prospectus supplement, the accompanying prospectus and any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus

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Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (each, an “EEA Qualified Investor”).
Accordingly, any person making or intending to make an offer in any Member State of the EEA of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither Realty Income Corporation nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in the EEA other than to EEA Qualified Investors.
PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not an EEA Qualified Investor. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom.
None of this prospectus supplement, the accompanying prospectus and any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom (“the UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (each, a “UK Qualified Investor”).
Accordingly, any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither Realty Income Corporation nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in the United Kingdom other than to UK Qualified Investors.
PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom (“UK MiFIR”); or (iii) not a UK Qualified Investor. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are not being

S-iii

distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other documents and/or materials relating to the issue of the notes offered hereby or any of their contents.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary does not contain all the information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference herein and therein, including the financial statements and related notes, and, if applicable, any free writing prospectus we may provide you in connection with this offering before making an investment decision. Unless this prospectus supplement otherwise indicates or the context otherwise requires, (a) the terms “Realty Income Corporation,” “Realty Income,” “our,” “us” and “we” as used in this prospectus supplement refer to Realty Income Corporation, a Maryland corporation, and its subsidiaries on a consolidated basis, (b) references to our “$4.0 billion revolving credit facilities,” our “revolving credit facilities” and similar references mean our $4.0 billion unsecured revolving credit facilities (excluding an additional $1.0 billion expansion option, which is subject to obtaining lender commitments and other customary conditions), (c) references to our “$1.38 billion fund credit facility,” our “fund credit facility” and similar references mean Realty Income U.S. Core Plus Aggregator II, LP’s $1.0 billion unsecured revolving credit facility and $380.0 million unsecured delayed draw term loan facility (excluding a $620.0 million expansion option, which is subject to obtaining lender commitments and other customary conditions), (d) references to our “$5.38 billion credit facilities” and similar references mean, collectively, our revolving credit facilities and our $1.38 billion fund credit facility, (e) references to our “2023 term loan facilities” and similar references mean, collectively, our $90.0 million U.S. Dollar-denominated term loan facility due January 2026, our £705.0 million Sterling-denominated term loan facility due January 2026 and our €85.0 million Euro-denominated term loan facility due January 2026, (f) references to our “2024 term loan facility” and similar references mean our $500.0 million U.S. Dollar-denominated term loan facility due August 2027, (g) references to our “term loan facilities” and similar references mean, collectively, our 2023 term loan facilities and our 2024 term loan facility, (h) references to our “$3.0 billion commercial paper programs,” our “commercial paper programs” and similar references mean, collectively, our U.S. Dollar-denominated and Euro-denominated unsecured commercial paper programs, (i) references to our “clients” mean our tenants, (j) the term “annualized base rent” at any date means monthly base rent in effect at such date, multiplied by 12, and (k) the term “base rent” for any period means the aggregate cash amount charged to clients under leases, including monthly base rent receivables but excluding percentage rent and contractually obligated reimbursements by our clients, for such period. For purposes of determining the U.S. dollar equivalent of our borrowings or other indebtedness denominated in pounds Sterling, Euro or other non-U.S. currencies, the amount of such borrowings and other indebtedness is translated into U.S. dollars using, unless otherwise indicated or the context otherwise requires, applicable currency exchange rates as in effect from time to time.
Realty Income
Realty Income (NYSE: O), an S&P 500 company, is real estate partner to the world’s leading companies®. Founded in 1969, we invest in diversified commercial real estate and, as of June 30, 2025, we have a portfolio of over 15,600 properties in all 50 states of the United States (“U.S.”), the United Kingdom, and seven other countries in Europe. We are known as “The Monthly Dividend Company®” and have a mission to invest in people and places to deliver dependable monthly dividends that increase over time. Since our founding, we have declared 663 consecutive monthly dividends and are a member of the S&P 500 Dividend Aristocrats® index for having increased our dividend for over 30 consecutive years.
As of June 30, 2025, we owned or held interests in a diversified portfolio of 15,606 properties, with approximately 346.3 million square feet of leasable space leased to clients doing business in 91 separate industries. Of the 15,606 properties in the portfolio as of June 30, 2025, 15,284, or 97.9%, were single-client properties, and the remaining were multi-client properties. Our total portfolio of properties as of June 30, 2025 had a weighted average remaining lease term (excluding rights to extend a lease at the option of the client) of approximately 9.0 years. Total portfolio annualized base rent on our leases as of June 30, 2025 was $5.17 billion. Our principal executive offices are located at 11995 El Camino Real, San Diego, California 92130 and our telephone number is (858) 284-5000. Our legal address is c/o CSC Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, 21202, Baltimore, US-MD, United States.

Recent Developments
Liquidity
As of September 23, 2025, we had $3.6 billion of liquidity, which consists of cash and cash equivalents of $579.0 million, unsettled ATM forward equity of $1.1 billion, and $1.9 billion of availability under our $4.0 billion revolving credit facilities, net of $1.9 billion of borrowings on our revolving credit facilities, including £1.3 billion denominated in Sterling and €81.0 million in Euro, and after deducting $260.8 million in borrowings under our commercial paper programs, including €221.0 million denominated in Euro.
Key Financial Covenants
The notes of each series will require that we comply with certain financial covenants described in this prospectus supplement under “Description of Notes — Additional Covenants of Realty Income.” In general and subject to exceptions, these covenants provide: (i) that we may not incur any Debt (as defined below under “Description of Notes — Additional Covenants of Realty Income”) if, on a pro forma basis, our total Debt would exceed 60% of our Adjusted Total Assets (as defined below under “Description of Notes — Additional Covenants of Realty Income”), (ii) that we may not incur any Debt if, on a pro forma basis, our debt service coverage ratio (calculated as described below under “Description of Notes — Additional Covenants of Realty Income — Debt Service Coverage”) would be less than 1.5 to 1.0, (iii) that we may not incur any Secured Debt (as defined below under “Description of Notes — Additional Covenants of Realty Income”) if, on a pro forma basis, our total Secured Debt would exceed 40% of our Adjusted Total Assets, and (iv) that we must maintain at all times Total Unencumbered Assets (as defined below under “Description of Notes — Additional Covenants of Realty Income”) of not less than 150% of our total outstanding Unsecured Debt (as defined below under “Description of Notes — Additional Covenants of Realty Income”). The following table shows the foregoing percentages and ratio as required by those covenants as well as our actual percentages and ratio calculated as provided in those covenants as of, or, in the case of the debt service coverage ratio, for, the four quarters ended June 30, 2025. These calculations, which are not based on generally accepted accounting principles (“GAAP”), are presented to show our ability to incur additional debt under those covenants and do not purport to reflect our liquidity, actual ability to incur or service debt or our future performance. These calculations do not reflect the impact of, among other things, the issuance and sale of the notes offered hereby or any subsequent borrowings under our revolving credit facilities, our fund credit facility or our commercial paper programs, or the application of the net proceeds from any of the foregoing, and, as a result, our actual percentages and ratios after giving effect to this offering and any subsequent borrowings under our revolving credit facilities, our fund credit facility or our commercial paper programs, or the application of the net proceeds from any of the foregoing, may differ, perhaps significantly, from those set forth below. Moreover, the foregoing is a very general overview of some of the terms of those covenants and those covenants are subject to a number of important exceptions and limitations and you should carefully review the information, including the definitions of some of the capitalized terms used above, appearing under “Description of Notes — Additional Covenants of Realty Income,” as well as the indenture and the applicable officers’ certificate under which the notes of each series offered hereby will be issued, for more information. In addition, as required by the debt service coverage covenant referred to above, our debt service coverage ratio for the four quarters ended June 30, 2025 as set forth under the caption “Actual” in the following table has been calculated on a pro forma basis on the assumption that (1) the incurrence of any Debt incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period) had occurred on the first day of such period, (2) the repayment or retirement of any of our other Debt since the first day of such four-quarter period had occurred on the first day of such period (except that, in making such computation, the amount of Debt under any revolving credit facilities, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period), and (3) any acquisition or disposition by us of any asset or group of assets since the first day of such four-quarter period (including by merger, stock purchase or sale or asset purchase or sale), had occurred on the first day of such period and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service coverage covenant, reflects various estimates and assumptions and is subject to other uncertainties and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (1), (2) and (3) of the preceding sentence occurred as of July 1,

2024 nor does it purport to reflect our debt service coverage ratio for any future period. In addition, the debt service coverage ratio set forth under the caption “Actual” in the following table does not give effect to the issuance of the notes offered by this prospectus supplement, any subsequent borrowings under our revolving credit facilities, our fund credit facility or our commercial paper programs, or the application of the net proceeds, if any, from any of the foregoing. See “Description of Notes — Additional Covenants of Realty Income — Debt Service Coverage” for additional information on how this pro forma ratio was computed.
As of June 30, 2025
Note Covenants	Required	Actual
Limitation on incurrence of total Debt	≤60% of Adjusted Total Assets	42.0%
Limitation on incurrence of Secured Debt	≤40% of Adjusted Total Assets	0.2%
Debt service coverage ratio(1)	≥1.5x	4.5x
Maintenance of Total Unencumbered Assets	≥150% of Unsecured Debt	238.7%

(1)
The notes of each series will require that the debt service coverage ratio be computed for a period of four consecutive fiscal quarters. The debt service coverage ratio set forth under the caption “Actual” is for the four quarters ended June 30, 2025. This ratio has been calculated on a pro forma basis as described in the paragraph immediately preceding this table and is subject to the assumptions and uncertainties described in such paragraph. For additional information, see “Description of Notes — Additional Covenants of Realty Income — Debt Service Coverage.”

THE OFFERING
For a more complete description of the terms of the notes specified in the following summary, see “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. As used under this caption “— The Offering,” references to “Realty Income Corporation,” “Realty Income,” the “Company,” “our,” “we” and “us” mean Realty Income Corporation, a Maryland corporation, excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.
Issuer
Realty Income Corporation.
Securities We Are Offering
$400,000,000 aggregate principal amount of our 3.950% Notes due 2029 (the “2029 notes”).
$400,000,000 aggregate principal amount of our 4.500% Notes due 2033 (the “2033 notes” and together with the 2029 notes, the “notes”).
The 2029 notes and the 2033 notes offered hereby will each be a new, separate series of our debt securities under the Indenture (as defined below under “Description of Notes”).
Maturity Dates
2029 notes: February 1, 2029.
2033 notes: February 1, 2033.
Interest Rates.
2029 notes: 3.950% per annum, accruing from October 6, 2025
2033 notes: 4.500% per annum, accruing from October 6, 2025
Interest Payment Dates
2029 notes: Semi-annually in arrears on February 1 and August 1, commencing on February 1, 2026.
2033 notes: Semi-annually in arrears on February 1 and August 1, commencing on February 1, 2026.
Ranking
The notes will be our senior unsecured obligations. The notes are not obligations of any of our subsidiaries and none of our subsidiaries has guaranteed the notes. The notes will be effectively subordinated in right of payment to all indebtedness, guarantees and other liabilities of our subsidiaries from time to time outstanding and will be subordinated in right of payment to our secured indebtedness to the extent of the value of the assets securing that indebtedness. See “Risk Factors — We are subject to risks associated with debt financing” and “Risk Factors — Although these notes are referred to as “senior” notes, they will be effectively subordinated to all liabilities of our subsidiaries, including any guarantees of our indebtedness by any of our subsidiaries, and will be subordinated to our secured indebtedness to the extent of the assets securing that indebtedness” in this prospectus supplement.
Use of Proceeds.
We intend to use the net proceeds we receive from this offering for general corporate purposes, which may include, among other things, the repayment or repurchase of our indebtedness (including the approximately $550.0 million of outstanding 4.625% notes due 2025, which mature on November 1, 2025 (the “2025 notes”) and/or borrowings under our revolving credit facilities and commercial paper programs), foreign currency swaps or other hedging instruments, the development, redevelopment and acquisition of additional properties, acquisition or business combination transactions, and the expansion and improvement of certain properties in our portfolio. See “Use of Proceeds” in this prospectus supplement. For information concerning potential conflicts of interest that may arise from the use of proceeds to repay the 2025 notes, borrowings under our revolving credit facilities or commercial paper programs, see “Underwriting (Conflicts of Interest) — Other Relationships” and “Underwriting (Conflicts of Interest) — Conflicts of Interest” in this prospectus supplement.
Limitations on Incurrence of Debt; Total Unencumbered Assets
The notes of each series will require that we comply with various covenants that, among other things, will:
•
limit the ability of us and our Subsidiaries to incur additional Debt generally,

•
limit the ability of us and our Subsidiaries to incur additional Debt if the ratio of our Consolidated Income Available for Debt Service to our Annual Debt Service Charge for the then most recently ended period consisting of four consecutive fiscal quarters is less than 1.5 to 1.0, calculated on a pro forma basis and on the basis of certain assumptions, limit the ability of us and our Subsidiaries to incur additional Secured Debt, and

•
require that we maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of our Unsecured Debt.

The covenants referred to above are subject to a number of important exceptions and limitations and you should carefully review the information, including the definitions of the capitalized terms used above, appearing in this prospectus supplement under “Description of Notes” and in the accompanying prospectus under “Description of Debt Securities,” as well as the indenture (the “Indenture”) under which the notes of each series offered hereby will be issued, for more information concerning such covenants and such exceptions and limitations.
Sinking Fund
The notes will not be entitled to the benefit of any sinking fund payments.
Optional Redemption
Prior to January 1, 2029 (one month prior to their maturity date) (the “2029 Notes Par Call Date”), the Company may redeem the 2029 notes, and prior to December 1, 2032 (two months prior to their maturity date) (the “2033 Notes Par Call Date”), the Company may redeem the 2033 notes, in each case, at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1) (a)
the sum of the present values of the remaining scheduled payments of principal and interest on the notes of such series to be redeemed discounted to the redemption date (assuming the notes matured on the 2029 Notes Par Call Date, in the case of the 2029 notes, or on the 2033 Notes Par Call Date, in the case of the 2033 notes) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points, in the case of the 2029 notes, or 15 basis points, in the case of the 2033 notes, less (b) interest accrued to the date of redemption, and

(2)
100% of the principal amount of the notes of the applicable series to be redeemed,

plus, in either case, accrued and unpaid interest on the notes of the applicable series to be redeemed to the redemption date.
On or after the 2029 Notes Par Call Date, in the case of the 2029 notes, or on or after the 2033 Notes Par Call Date, in the case of the 2033 notes, the Company may redeem the notes of the applicable series, at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes of such series being redeemed, plus accrued and unpaid interest on the notes of the applicable series to be redeemed to the applicable redemption date.
For additional information and the definition of “Treasury Rate”, see “Description of Notes — Optional Redemption” in this prospectus supplement.
Certain U.S. Federal Income Tax Considerations.
For a discussion of certain material United States federal income tax considerations regarding the Company and an investment in the notes offered by this prospectus supplement, please see “Supplemental U.S. Federal Income Tax Considerations” in this prospectus supplement.
Risk Factors
An investment in the notes involves various risks and prospective investors should carefully consider the matters discussed under “Risk Factors” in this prospectus supplement, as well as the other risks described in this prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference therein, before making a decision to invest in the notes.
Conflicts of Interest.
As described above under “Use of Proceeds,” we may use net proceeds from this offering to, among other things, repay the 2025 notes and/or borrowings outstanding under our revolving credit facilities and commercial paper programs. Affiliates of most of the underwriters participating in this offering are lenders under our revolving credit facilities, some of the underwriters or their affiliates are dealers under our commercial paper programs and some of the underwriters and/or their affiliates may hold the 2025 notes or borrowings under our commercial paper programs. To the extent that we use net proceeds from this offering to repay the 2025 notes, borrowings under our revolving credit facilities or commercial paper programs held by any of the underwriters or their affiliates, more than 5% of the net proceeds of this offering (not including underwriting discounts and commissions) may be received by such underwriters and such affiliates. Nonetheless, in accordance with the Financial Industry Regulatory Authority, Inc. Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because we, the issuer of the securities in this offering, are a real estate investment trust. For additional information, see “Underwriting (Conflicts of Interest) — Other Relationships” and “Underwriting (Conflicts of Interest) — Conflicts of Interest” in this prospectus supplement.

RISK FACTORS
In evaluating an investment in the notes, you should carefully consider the following risk factors, the risk factors described under the captions “Forward-Looking Statements” in this prospectus supplement and “Risk Factors” in the accompanying prospectus, the risk factors described under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2024, “Risk Factors” and “Forward-Looking Statements” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 and any amendments thereto filed with the SEC, all of which are incorporated by reference in the accompanying prospectus, in addition to the other risks and uncertainties described in this prospectus supplement, the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference therein and, if applicable, any free writing prospectus we may provide you in connection with this offering. As used under the captions “Risk Factors” in this prospectus supplement, in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, and any amendments thereto filed with the SEC, references to our capital stock include our common stock and any class or series of our preferred stock that we may issue, references to our stockholders include holders of our common stock and holders of any class or series of our preferred stock that we may issue, references to our debt securities include the notes offered hereby and references to holders of our debt securities include holders of the notes offered hereby, in each case unless otherwise expressly stated or the context otherwise requires.
We are subject to risks associated with debt financing.
We intend to incur additional indebtedness in the future, including borrowings under our $4.0 billion revolving credit facilities, our $1.38 billion fund credit facility, our term loan facilities and our $3.0 billion commercial paper programs and issuances of additional debt securities in various currencies. As of September 23, 2025, we had outstanding borrowings of $1.9 billion under our $4.0 billion revolving credit facilities, including £1.3 billion denominated in Sterling and €81.0 million denominated in Euro, outstanding borrowings of $23.0 million under our $1.38 billion unsecured fund credit facility, $260.8 million of outstanding borrowings under our commercial paper programs, including €221.0 million denominated in Euro, a total of $25.1 billion of outstanding unsecured senior debt securities, inclusive of $1.2 billion of our privately placed Sterling notes (excluding unamortized net original issuance premiums, and deferred financing costs), $1.6 billion outstanding on our term loan facilities and approximately $38.3 million of outstanding mortgage debt (excluding unamortized net discounts and deferred financing costs).
Our revolving credit facilities grant us the option, subject to obtaining lender commitments and other customary conditions, to expand the borrowing limits thereunder to up to $5.0 billion. Our fund credit facility grants us the option, subject to obtaining lender commitments and other customary conditions, to expand the borrowing limits thereunder to up to $2.0 billion. The 2023 Term Loan Agreement also permits us to incur additional term loans, up to an aggregate of $1.5 billion in total borrowings, pursuant to an accordion expansion feature, which is subject to obtaining lender commitments and other customary conditions. In addition, our unsecured commercial paper programs permit us to offer and sell up to $3.0 billion of commercial paper at any time. We use our revolving credit facilities as a liquidity backstop for the repayment of notes issued under the commercial paper programs. Specifically, we maintain unused borrowing capacity under our revolving credit facilities equal to or greater than the aggregate principal amount of borrowings outstanding under our commercial paper programs from time to time. We may in the future enter into amendments and restatements of our revolving credit facilities, fund credit facility and term loan facilities, or enter into new revolving credit facilities, fund credit facilities or term loan facilities, and any such amended, restated or replacement revolving credit facilities, fund credit facilities or term loan facilities may increase the amounts we are entitled to borrow, subject to customary conditions, compared to our current revolving credit facilities, current fund credit facility and current term loan facilities, or we may incur other indebtedness. We intend to incur additional indebtedness in the future which may be pursuant to accordion expansion features of our revolving credit facilities and term loan facilities and the fund credit facility, to fund mergers, acquisitions, joint ventures, partnerships and other structures or arrangements. We also may in the future increase the size of our commercial paper programs or establish new commercial paper programs. We expect that we will continue to use our current and any new revolving credit facilities we may enter into (in each case as the same may be expanded, amended or restated, if applicable, from time to time), as a liquidity backstop for the repayment of notes issued under our current or any new commercial paper programs.

To the extent new indebtedness is added to our current debt levels, the related risks that we now face would increase. As a result, we are and will be subject to risks associated with debt financing, including the risk that our cash flow could be insufficient to make required payments on our debt, including the notes offered hereby. We also face variable interest rate risk as the interest rates on our revolving credit facilities, fund credit facility, term loan facilities, and commercial paper programs are variable (subject to our interest rate swaps on our term loan facilities, in effect from time to time), and the interest rates on any credit facilities and term loan facilities we may enter into in the future may be variable and could therefore increase over time. Commercial paper borrowings are short-term obligations and the interest rate on newly issued commercial paper varies according to market conditions at the time of issuance. While we may enter into hedging and other derivatives instruments to mitigate our exposure to fluctuations in borrowing and currency rates, we may not realize the anticipated benefits from these arrangements or they may be insufficient to fully mitigate our exposure. We also face the risk that we may be unable to refinance or repay our debt, including our previously issued unsecured senior debt securities and the notes offered hereby, as it comes due. Given past disruptions in the financial markets and ongoing global financial uncertainties, we also face the risk that one or more of the participants in our revolving credit facilities or fund credit facility may be unwilling or unable to lend us money.
We have incurred and may continue to incur indebtedness that is denominated in local currencies to fund our international investments and operations. However, it is possible that such indebtedness may be insufficient or may be on unacceptable terms, requiring us to use non-local currency indebtedness. In such event, we may be subject to foreign exchange rate volatility. While we may enter into hedging and other derivatives instruments to mitigate our exposure to fluctuations in foreign exchange rates, we may not realize the anticipated benefits from these arrangements or these arrangements may be insufficient to mitigate our exposure.
Our credit agreements, mortgages and other debt documents could limit or, in certain cases, prohibit the payment of dividends and other distributions to holders of our common stock and any outstanding preferred stock. For example, the credit agreements governing our revolving credit facilities and term loan facilities generally provide that, if an event of default (as defined in the applicable credit agreement) exists, we may not pay any dividends or make other distributions on (except distributions payable in shares of a given class of our stock to the stockholders of that class), or repurchase or redeem, among other things, any shares of our common stock or any outstanding preferred stock, during any period of four consecutive fiscal quarters in an aggregate amount in excess of the greater of:
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The sum of 95% of our adjusted funds from operations (as defined in the applicable credit agreement) for that period plus the aggregate amount of cash distributions made to holders of our outstanding preferred stock, if any, for that period, and

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The minimum amount of cash distributions required to be made to our stockholders in order to maintain our status as a REIT for federal income tax purposes and to avoid the payment of any income or excise taxes that would otherwise be imposed under specified sections of the Internal Revenue Code of 1986, as amended, or the Code, on income we do not distribute to our stockholders, except we may repurchase or redeem shares of our outstanding preferred stock, if any, with net proceeds from the issuance of shares of our common stock or preferred stock.

The credit agreements governing our revolving credit facilities and term loan facilities each provide that, in the event of a failure to pay principal, interest or any other amount payable thereunder when due or upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us or with respect to one or more of our subsidiaries that in the aggregate meet a significance test set forth in the applicable credit agreement, we and our subsidiaries (other than our wholly owned subsidiaries) may not pay dividends or make other distributions on (except for (a) distributions payable in shares of a given class of our stock to the stockholders of that class and (b) dividends and distributions described in the second bullet point above), or repurchase or redeem, among other things, any shares of our common stock or any outstanding preferred stock. If such an event of default under the applicable credit agreement (or under any other credit agreement or debt instrument with similar terms that we may, in the future, enter into or be subject to) were to occur, it would likely have a material adverse effect on the market price of our outstanding common stock and any outstanding preferred stock and on the market value of our debt securities, including the notes offered hereby, which could limit the amount of dividends or other distributions payable to holders of our common stock and any outstanding preferred stock or the amount of interest and principal we are able to pay on our indebtedness, including the notes offered hereby, or prevent us from paying those dividends, other distributions, interest or principal altogether, and may adversely affect our ability to qualify, or prevent us from qualifying, as a REIT.
Our indebtedness could also have other important consequences to holders of our common stock, outstanding preferred stock (if any), and our debt securities, including the notes offered hereby, including:
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Increasing our vulnerability to general adverse economic and industry conditions;

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Limiting our ability to obtain additional financing to fund future working capital, acquisitions, capital expenditures and other general corporate requirements;

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Requiring the use of a substantial portion of our cash flow from operations for the payment of principal and interest on our indebtedness, thereby reducing our ability to use our cash flow to fund working capital, acquisitions, capital expenditures and general corporate requirements;

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Limiting our flexibility in planning for, or reacting to, changes in our business and our industry; and

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Putting us at a disadvantage compared to our competitors with less indebtedness.

If we default under a credit facility, loan agreement or other debt instrument, the lenders will generally have the right to demand immediate repayment of the principal and interest on all of their loans and, in the case of secured indebtedness, to exercise their rights to seize and sell the collateral. Moreover, a default under a single loan or debt instrument may trigger cross-default or cross-acceleration provisions in other indebtedness and debt instruments, giving the holders of such other indebtedness and debt instruments similar rights to demand immediate repayment and to seize and sell any collateral.
Although these notes are referred to as “senior” notes, they will be effectively subordinated to all liabilities of our subsidiaries, including any guarantees of our indebtedness by any of our subsidiaries, and will be subordinated to our secured indebtedness to the extent of the assets securing that indebtedness.
The notes offered hereby will be our obligations exclusively and will not be the obligations of, or guaranteed by, any of our subsidiaries, nor are any of our subsidiaries required to provide funds to us, whether by dividend, loan or otherwise, to make payments on the notes. As a result, the notes will be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries from time to time outstanding, including any guarantees of our indebtedness by any of our subsidiaries. In the event of a bankruptcy, liquidation or similar proceedings involving any of our subsidiaries, the creditors of that subsidiary (including, in the case of any subsidiary that may in the future guarantee any indebtedness outstanding under our revolving credit facilities, our fund credit facility, our term loan facilities or privately placed Sterling notes or any subsidiary that is the borrower of a guarantor of our fund credit facility, the lenders under those facilities and the holders of those notes and other indebtedness) will generally be entitled to payment of their claims from the assets of that subsidiary before any of those assets are made available for distribution to us, except to the extent that we may also have a claim as a creditor of that subsidiary, in which case our claims would still be effectively subordinated in right of payment to all existing and future secured debt of that subsidiary (to the extent of the value of the collateral pledged as security therefor) and would be subordinated in right of payment to any existing and future indebtedness of the subsidiary senior to that held by us. As of June 30, 2025, our subsidiaries had approximately $1.9 billion of total indebtedness and other liabilities outstanding (excluding liabilities owed to us and other intercompany liabilities, below-market lease liabilities, and operating lease liabilities) and we (including our subsidiaries) had approximately $38.7 million of secured indebtedness outstanding (excluding unamortized premiums and deferred financing costs). As of June 30, 2025, none of our subsidiaries guaranteed our borrowings outstanding under our revolving credit facilities or under our term loan facilities or borrowings under our $3.0 billion commercial paper programs or any of our outstanding privately placed Sterling notes, except that the borrower under our fund credit facility is a subsidiary of Realty Income U.S. Core Plus Fund, LP (the “Fund”) and the fund credit facility is guaranteed by certain subsidiaries of the borrower.
However, under our revolving credit facilities and our term loan facilities, if any of our subsidiaries guarantees or otherwise becomes obligated with respect to any of our existing or future indebtedness in excess of $350.0 million in the aggregate (subject to limited exceptions), then any such subsidiary would be required to become a guarantor under those facilities within a specified period of time. In addition, certain series of our privately placed Sterling notes include a similar provision that would also require any subsidiary that is or becomes a guarantor of or an obligor under our primary bank credit facility (which would include our current revolving credit facilities) or any other indebtedness (subject to certain exceptions) or credit facility of ours in an amount, or providing for borrowings in an amount, equal to or greater than $250.0 million to become a guarantor of those Sterling notes and certain other series of our privately placed Sterling notes require that any subsidiary that guarantees our primary bank credit facility (which would include our current revolving credit facilities) or our other privately placed Sterling notes to become a guarantor of those Sterling notes.
In the future, we may voluntarily cause any of our subsidiaries to become a guarantor under our revolving credit facilities, fund credit facility or term loan facilities or privately placed Sterling notes to the extent we consider appropriate to remain in compliance with certain covenants thereunder. To the extent that any of our subsidiaries provide a guarantee of borrowings under our revolving credit facilities or term loan facilities or of our privately placed Sterling notes or any subsidiary is the borrower or a guarantor of our fund credit facility, holders of the notes will be effectively subordinated in right of payment (to the extent of the assets of such subsidiaries) to the borrowings and other obligations under those facilities and to the privately placed Sterling notes. Although the Indenture under which the notes will be issued and other debt instruments to which we are a party limit our ability and the ability of our subsidiaries to incur additional indebtedness, both we and our subsidiaries have the right to incur substantial additional secured and unsecured indebtedness.
The notes are unsecured and therefore will be subordinated in right of payment to all existing and future secured indebtedness of us and our subsidiaries to the extent of the value of the assets securing such indebtedness. In the event of a bankruptcy, liquidation or similar proceeding involving us, our assets which serve as collateral for our secured indebtedness must first be applied to repay our secured indebtedness before being applied to pay any of our other indebtedness or liabilities, including the notes offered hereby.
Likewise, in the event of a bankruptcy, liquidation or similar proceeding involving any of our subsidiaries, any assets of that subsidiary that serve as collateral for its secured indebtedness must first be applied to repay such secured indebtedness before being applied to pay any of its other indebtedness or liabilities or, if applicable, being provided to us. As of June 30, 2025, our subsidiaries had approximately $1.9 billion of total indebtedness and other liabilities outstanding (excluding liabilities owed to us and other intercompany liabilities, below-market lease liabilities, and operating lease liabilities) and we (including our subsidiaries) had approximately $38.7 million of secured indebtedness outstanding (excluding unamortized premiums and deferred financing costs). Further, we may be required, under certain limited circumstances, to post cash collateral under our revolving credit facilities. Our revolving credit facilities include a facility for the issuance of standby letters of credit for our account, which letters of credit are to be issued by lenders that are party to the revolving credit facilities. Each other lender that is a party to the revolving credit facilities is obligated to reimburse such lenders if letters of credit are drawn upon, in an amount (the “L/C Reimbursement Amount”) that is proportionate to its commitment to make loans under the revolving credit facilities. If any lender defaults in any funding obligation it has under the revolving credit facilities or becomes subject to a bankruptcy or insolvency proceeding, then we are required to put up cash collateral in an amount equal to the L/C Reimbursement Amount of that lender. In addition, we may be required to put up cash collateral if we extend the term of letters of credit available under our revolving credit facilities beyond the facility’s expiration date. Our fund credit facility includes a facility for the issuance of standby letters of credit for the account of the borrower under the fund credit facility and its subsidiaries, which letters of credit are to be issued by two of the lenders that are party to the fund credit facility. Each other lender that is a party to the fund credit facility is obligated to reimburse such lenders if letters of credit are drawn upon, in an amount equal to the L/C Reimbursement Amount that is proportionate to its commitment to make loans under the fund credit facility. If any lender defaults in any funding obligation it has under the fund credit facility or becomes subject to a bankruptcy or insolvency proceeding, then we are required to immediately put up cash collateral in an amount equal to the L/C Reimbursement Amount of that lender. In addition, we may be required to put up cash collateral if we extend the term of letters of credit available under our fund credit facility beyond the facility’s expiration date.

An active trading market may not develop or be maintained for the notes.
The notes of each series are a new issue of securities with no established trading market. Although the underwriters may make a market for the notes of either or both series after we complete this offering, they have no obligation to do so. There can be no assurance that the underwriters will make a market in the notes of either or both series or, if they do, that any such market making will not be discontinued at any time without notice.
We have not listed and do not intend to apply for listing of the notes on any securities exchange.
The liquidity of any market for the notes of either series that may develop, and the price at which you may be able to sell your notes of such series should any such market develop, will depend on a number of factors, including prevailing interest rates, our financial condition and operating results, the number of holders of the notes of such series, our credit ratings, our financial condition and results of operations, the prospects for us and other companies in our industry generally, the market for similar securities, the interest of securities dealers in making a market in the notes of such series and other factors. We cannot assure you that any trading market for the notes of either series will develop or, if developed, will continue, or as to the liquidity of any trading market for the notes of any series that may develop or as to the price you may receive should you wish to resell any notes of any series you acquire in this offering. If an active trading market does not develop for the notes of any series, the market price and liquidity of the notes of such series may be adversely affected. As a result, we cannot assure you that you will be able to sell any of the notes you may purchase in this offering at a particular time, whether at a price you consider acceptable, or at all. Thus, you may be required to bear the financial risk of your investment in the notes indefinitely.
Negative market conditions, global economic and political uncertainties or adverse events affecting our existing or potential clients or the industries in which they operate, could have an adverse impact on our ability to attract new clients, re-lease space, collect rent or renew leases, which could adversely affect our cash flow from operations, our ability to maintain or increase our current dividend levels and inhibit growth.
Cash flow from operations and our ability to maintain or increase our current dividend levels depends in part on our ability to lease space to our clients on economically favorable terms and to collect rent from our clients on a timely basis. We may be adversely affected by various factors and events over which we have limited or no control, such as:
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Lack of demand in areas where our properties are located;

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Inability to retain existing clients and attract new clients;

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Oversupply of space and changes in market rental rates;

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Declines in our clients’ creditworthiness and ability to pay rent, which may be affected by their operations (including as a result from changes in consumer behaviors or preferences impacting our clients’ operations), economic downturns and competition within their industries from other operators;

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Defaults by and bankruptcies of clients, failure of clients to pay rent on a timely basis, or failure of our clients to comply with their contractual obligations;

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Changes in laws, rules or regulations that negatively impact us, our clients or our properties;

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Global economic (e.g., inflation, fluctuations in interest rates or foreign exchange rates, economic downturns or recessions), political and financial market conditions, including as a result of geopolitical tensions and instability;

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Trade disputes, supply chain disruptions, the possibility of changes to international trade agreements, tariffs and other regulatory actions;

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Epidemics or pandemics that affect regions in which our clients operate;

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Changes in consumer behaviors (e.g., decrease in discretionary consumer spending), preferences or demographics impacting our clients’ operations;

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Economic or physical decline of the areas where the properties are located; and

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Deterioration of physical condition of our properties.

If clients do not renew their leases as they expire, we may not be able to rent or sell the properties. Leases that are renewed and new leases for properties that are re-leased, or leases that we assume as part of portfolio acquisitions or strategic mergers and acquisitions can have terms that are less economically favorable than expiring terms or leases that we negotiate directly, may require us to incur significant costs such as renovations, or lease transaction costs. Negative market conditions may cause us to sell properties for less than their carrying value, which could result in impairments. Any of these events could adversely affect our cash flow from operations and our ability to make distributions to our stockholders and service our indebtedness, including the notes offered hereby. A significant portion of the costs of owning property, such as real estate taxes, insurance and maintenance, are not necessarily reduced when circumstances cause a decrease in rental revenue from the properties. In a weakened financial condition, our clients may not be able to pay these costs of ownership and we may be unable to recover these operating expenses from them.
At any time, any of our clients may experience a downturn in its business that may weaken its operating results or overall financial condition. As a result, a client may delay lease commencement, fail to make rental payments when due, decline to extend a lease upon its expiration, become insolvent or declare bankruptcy. Any client bankruptcy or insolvency, leasing delay or failure to make rental payments when due could result in the termination of our client’s lease and material losses to us. Further, the occurrence of a client bankruptcy or insolvency could diminish or eliminate the income we receive from our client’s lease or leases. A bankruptcy court might authorize a client to terminate one or more of its leases with us. If that happens, our claim against the bankrupt client for unpaid future rent would be subject to statutory limitations that most likely would result in rent payments that would be substantially less than the remaining rent we are owed under the leases (it is also possible that we may not receive any unpaid future rent under terminated leases) or we may elect not to pursue claims against a client for terminated leases. Claims we have for unpaid past rent, if any, may not be paid in full, or at all. Client bankruptcies within a given property may also adversely impact our ability to re-lease that property at favorable terms, or at all. Moreover, in the case of a client’s leases that are not terminated as the result of its bankruptcy, we may be required or elect to reduce the rent payable under those leases or provide other concessions, reducing amounts we receive under those leases. As a result, client bankruptcies may have a material adverse effect on our results of operations and financial condition. Any of these events could adversely affect our cash flow from operations and our ability to make distributions to stockholders and service our indebtedness, including the notes offered hereby.
Downturns in any of the industries in which our clients operate as well as high interest rates, inflation and the imposition of tariffs, could adversely affect our clients, which in turn could also have a material adverse effect on our financial position, results of operations and our ability to pay the principal of and interest on our debt securities and other indebtedness, including the notes offered hereby, and to make distributions on our common stock and any outstanding preferred stock. In addition, some of our properties are leased to clients that may have limited financial and other resources and, therefore, they are more likely to be adversely affected by a downturn in their respective businesses, or in the regional, national or international economy. Furthermore, we have made and may continue to make investments that fall outside of our historical focus on acquiring freestanding, single-client, net-lease retail properties located in the U.S. As a result, we are exposed to a variety of new risks by expanding into new investments, co-investment ventures, development, industries, property types, revenue-generating activities and/or new jurisdictions outside the U.S. These risks may include limited experience in managing certain types of new properties, engaging in new types of revenue-generating activities, new types of real estate locations and lease structures, new co-investment ventures, and the laws and culture of non-U.S. jurisdictions.
The notes are subject to early redemption.
As described under “Description of Notes — Optional Redemption,” we may at our option redeem the notes of either series any time in whole, or from time to time in part, at the redemption prices described under such caption. Consequently, your notes may be redeemed at times when prevailing interest rates are lower than the effective interest rate paid on your notes. As a result, we cannot assure you that you will be able to reinvest your redemption proceeds in an investment with a return that is as high as the return you would have earned on the notes of the applicable series if they had not been redeemed and that has a similar level of investment risk.

Disruptions in the financial markets could affect our ability to obtain financing on reasonable terms and have other adverse effects on us and the market price of our common stock and may make it more difficult or costly for us to raise capital.
Historically, there have been periods where the global equity and credit markets have experienced significant price volatility, dislocations and liquidity disruptions, which have caused market prices of equity and debt securities to fluctuate substantially and the spreads on prospective debt financings to widen considerably. These circumstances have materially impacted liquidity in the financial markets, making terms for certain financings less attractive and, in certain cases, have resulted in the unavailability of certain types of financing. Uncertainty in the equity and credit markets may negatively impact our ability to access additional financing at reasonable terms, which may adversely affect our ability to make acquisitions. A prolonged downturn in the equity or credit markets may cause us to refinance at higher rates, cause us to seek alternative sources of potentially less attractive financing and require us to adjust our business plan accordingly. These factors may make it more difficult for us to buy or sell properties and may adversely affect the price we purchase or receive for properties, as we and prospective buyers may experience increased costs of financing or difficulties in obtaining financing. These events in the equity and credit markets may make it more difficult or costly for us to raise capital through the issuance of common stock, preferred stock or debt securities. These disruptions in the financial markets may also have a material adverse effect on the market value of our common stock and debt securities, the income we receive from our properties and the lease rates we can charge for our properties, as well as other unknown adverse effects on us or the economy in general.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference therein contain, and any free writing prospectus we may provide you in connection with this offering contains or may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. When used in this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference therein and any free writing prospectus we may provide you in connection with this offering, the words “estimated,” “anticipated,” “expect,” “believe,” “intend,” “continue,” “should,” “may,” “likely,” “plans,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include discussions of our business and portfolio including management thereof; our platform; growth strategies, investment pipeline and intentions to acquire or dispose of properties (including geographies, timing, partners, clients and terms); re-leases, re-development and speculative development of properties and expenditures related thereto; operations and results; the announcement of operating results, strategy, plans, and the intentions of management; our share repurchase program; settlement of shares of common stock sold pursuant to forward sale confirmations under our at-the-market program; dividends, including the amount, timing and payments of dividends; and macroeconomic and other business trends, including interest rates and trends in the market for long-term leases of freestanding, single-client properties.
Forward-looking statements are subject to risks, uncertainties, and assumptions about Realty Income Corporation which may cause our actual future results to differ materially from expected results. Some of the factors that could cause actual results to differ materially are, among others, our continued qualification as a real estate investment trust; general domestic and foreign business, economic, or financial conditions; competition; fluctuating interest and currency rates; inflation and its impact on our clients and us; access to debt and equity capital markets and other sources of funding (including the terms and partners of such funding); volatility and uncertainty in the credit and financial markets; other risks inherent in the real estate business including our clients’ solvency, client defaults under leases, increased client bankruptcies, potential liability relating to environmental matters, illiquidity of real estate investments (including rights of first refusal or rights of first offer), and potential damages from natural disasters; impairments in the value of our real estate assets; volatility and changes in domestic and foreign laws and the application, enforcement or interpretation thereof (including with respect to tax laws and rates); property ownership through co-investment ventures, funds, joint ventures, partnerships and other arrangements which, among other things, may transfer or limit our control of the underlying investments; epidemics or pandemics; the loss of key personnel; the outcome of any legal proceedings to which we are a party or which may occur in the future; acts of terrorism and war; and the anticipated benefits from mergers, acquisitions, co-investment ventures, funds, joint ventures, partnerships and other arrangements.
Additional factors that may cause future events and actual results, financial or otherwise, to differ, potentially materially, from those discussed in or implied by the forward-looking statements include the risks and uncertainties discussed and referred to in the section “Risk Factors” in this prospectus supplement, the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024 and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, and also include risks and other information discussed in those and other documents that are incorporated or deemed to be incorporated by reference in the accompanying prospectus and that may be discussed in any free writing prospectus we may provide you in connection with this offering.
You are cautioned not to place undue reliance on forward-looking statements contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference therein and any free writing prospectus we may provide you in connection with this offering. Forward-looking statements are not guarantees of future plans and performance and speak only as of the respective dates of those documents or, in the case of documents incorporated by reference in the accompanying prospectus, as of the respective dates those documents were filed with the SEC. Actual plans and operating results may differ materially from what is expressed or forecasted in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference therein and any free writing prospectus we may provide you in connection with this offering and forecasts made in the forward-looking statements discussed in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference therein and any free writing prospectus we may provide you in connection with this offering might not materialize. We undertake no obligation to update any such forward-looking statements or other information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference therein and any free writing prospectus we may provide you in connection with this offering or to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the respective dates or filing dates, as the case may be, of those documents or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, the forward-looking statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference therein and any free writing prospectus we may provide you in connection with this offering might not occur.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of the notes offered by this prospectus supplement, after deducting the underwriting discounts but before deducting estimated expenses payable by us, will be approximately $787.9 million.
We intend to use the net proceeds we receive from this offering for general corporate purposes, which may include, among other things, the repayment or repurchase of our indebtedness (including the approximately $550.0 million of outstanding 2025 notes and/or borrowings under our revolving credit facilities and commercial paper programs), foreign currency swaps or other hedging instruments, the development, redevelopment and acquisition of additional properties, acquisition or business combination transactions, and the expansion and improvement of certain properties in our portfolio. As of September 23, 2025, we had $3.6 billion of liquidity, which consists of cash and cash equivalents of $579.0 million, unsettled ATM forward equity of $1.1 billion, and $1.9 billion of availability under our $4.0 billion credit facilities, net of $1.9 billion of borrowings on our revolving credit facilities, including £1.3 billion denominated in Sterling and €81.0 million in Euro, and after deducting $260.8 million of borrowings under our commercial paper programs, including €221.0 million denominated in Euro. As of September 23, 2025, the weighted average interest rate on outstanding borrowings under our commercial paper programs was 2.201%, with a weighted average maturity of 52 days.
The 2025 notes bear interest at a rate of 4.625% per annum and mature on November 1, 2025.
Borrowings under our revolving credit facilities were and are generally used to acquire properties and may also be used as a liquidity backstop for the repayment of the notes issued under the commercial paper programs. Our revolving credit facilities consist of (a) a $2.0 billion unsecured multicurrency revolving credit facility, consisting of two tranches, that will mature April 29, 2027 and (b) a $2.0 billion unsecured multicurrency revolving credit facility, consisting of two tranches, that will mature April 29, 2029, but both revolving credit facilities in the foregoing clauses (a) and (b) may, at our option, be extended by up to two six-month extensions, subject to certain terms and conditions. For the six months ended June 30, 2025, the weighted average interest rate on outstanding borrowings under our revolving credit facilities was approximately 4.3% per annum and the weighted average interest rate on borrowings outstanding under our commercial paper programs was approximately 3.0% per annum.
Based on our current credit ratings, interest rates under our revolving credit facilities for U.S. borrowings are at the SOFR, plus 0.725% and a revolving credit facilities commitment fee (as further described below, which accrues at the same rate on the full amount of our revolving credit facilities whether drawn or undrawn) of 0.125%, for all-in pricing of 0.85% over SOFR and, for Sterling borrowings, at the SONIA, plus 0.725% and a revolving credit facilities fee of 0.125%, for all-in pricing of 0.85% over SONIA and Euro borrowings at one-month Euro Interbank Offered Rate (“EURIBOR”), plus 0.725%, and a revolving credit facilities fee of 0.125%, for all-in pricing of 0.85% over one-month EURIBOR. In addition, our revolving credit facilities provide that the interest rates can range between: (i) SOFR/SONIA/EURIBOR, plus 1.40% if our credit rating is lower than BBB-/Baa3 or our senior unsecured debt is unrated and (ii) SOFR/SONIA/EURIBOR, plus 0.70% if our credit rating is A/A2 or higher. The interest rate under our revolving credit facilities for borrowings denominated in other available currencies is equal to the applicable benchmark rates for borrowings in such currencies (which in certain cases includes a benchmark adjustment) plus the same spreads as are applicable to borrowings denominated in U.S. dollars. In addition, our revolving credit facilities provide for a revolving credit facilities commitment fee based on our credit ratings, which range from: (i) 0.30% for a credit rating lower than BBB-/Baa3 or unrated, and (ii) 0.10% for a credit rating of A/A2 or higher.
However, our current credit ratings are subject to revision or withdrawal at any time, and any decline in our credit ratings could increase our borrowing costs under the current or any future revolving credit facility or any future term loan facility of ours. In addition, a credit rating is not a recommendation to buy, sell or hold our securities, including the notes offered hereby. Borrowings under our revolving credit facilities that we repay with net proceeds from this offering may be reborrowed, subject to customary conditions. Likewise, notwithstanding any repayment of commercial paper with proceeds from this offering, our commercial paper programs allow us to make additional commercial paper borrowings from time to time so long as the aggregate principal amount of such borrowings outstanding at any time does not exceed the maximum amount permitted under such commercial paper programs (which amount is $3.0 billion under our commercial paper programs) and subject to other customary conditions.
Pending application of the net proceeds for the purposes described above, we may temporarily invest the net proceeds in short-term government securities, short-term money market funds and/or bank certificates of deposit.
As described above, we may use net proceeds from this offering to, among other things, repay the 2025 notes and/or borrowings outstanding under our revolving credit facilities and commercial paper programs. Affiliates of most of the underwriters participating in this offering are lenders under our revolving credit facilities, some of the underwriters or their affiliates are dealers under our commercial paper programs and some of the underwriters and/or their affiliates may hold the 2025 notes or borrowings under our commercial paper programs. To the extent that we use net proceeds from this offering to repay the 2025 notes, borrowings under our revolving credit facilities or commercial paper programs held by any of the underwriters or their affiliates, more than 5% of the net proceeds of this offering (not including underwriting discounts and commissions) may be received by such underwriters and such affiliates. Nonetheless, in accordance with the Financial Industry Regulatory Authority, Inc. Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because we, the issuer of the securities in this offering, are a real estate investment trust.
For additional information, see “Underwriting (Conflicts of Interest) — Other Relationships” and “Underwriting (Conflicts of Interest) — Conflicts of Interest” in this prospectus supplement.

DESCRIPTION OF NOTES
A general description of some of the terms of the 2029 notes and the 2033 notes (collectively, the “notes”) offered hereby appears in the accompanying prospectus. The following description of some of the particular terms of the notes offered by this prospectus supplement supplements and, to the extent inconsistent with the accompanying prospectus, replaces the description of the general terms and provisions of the debt securities and the Indenture (as defined below) set forth in the accompanying prospectus. The following statements relating to the notes and the Indenture describe certain terms and provisions of the notes and the Indenture and are not complete. These statements are qualified in their entirety by reference to the provisions of the notes, the officers’ certificate establishing the form and terms of the notes and the Indenture, including the definitions in the notes of each series and Indenture of certain terms, and which have been or will be filed as exhibits to the registration statement of which this prospectus supplement forms a part or as exhibits to the documents incorporated therein by reference and may be obtained as described under “Where You Can Find More Information” in the accompanying prospectus. Unless otherwise expressly stated or the context otherwise requires, all references to the “Company,” “Realty Income Corporation,” “Realty Income,” “our,” “we,” and “us” appearing under this caption “Description of Notes” and under the caption “Description of Debt Securities” in the accompanying prospectus mean Realty Income Corporation, a Maryland corporation, excluding its subsidiaries. Other capitalized terms used under this caption, but not otherwise defined, shall have the meanings given to them in the accompanying prospectus or, if not defined in the accompanying prospectus, in the Indenture.
The 2029 notes and the 2033 notes will each constitute a new series of our debt securities (which are more fully described in the accompanying prospectus) to be issued pursuant to an indenture dated as of October 28, 1998 (the “Indenture”) between Realty Income and The Bank of New York Mellon Trust Company, N.A. (successor trustee to The Bank of New York), as trustee (the “Trustee”). The terms of the notes of each series include those provisions contained in the Indenture and the officers’ certificate establishing the form and terms of the notes of such series and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The notes are subject to all those terms, and investors are referred to the Indenture, such officers’ certificate and the TIA for a statement of those terms.
General
We are permitted by the Indenture to issue our debt securities thereunder from time to time in one or more series. The 2029 notes will be a new, separate series of our debt securities under the Indenture, limited initially in aggregate principal amount to $400,000,000. The 2033 notes will be a new, separate series of our debt securities under the Indenture, limited initially in aggregate principal amount to $400,000,000. The Indenture does not limit the amount of debt securities that we may issue under the Indenture, and we may from time to time issue debt securities in one or more series up to the aggregate amount authorized by us for each series. We may, without the consent of the holders of the 2029 notes or the holders of the 2033 notes, as the case may be, re-open each such series of notes and issue additional notes of that series under the Indenture in addition to the notes of that series offered pursuant to this prospectus supplement, and any such additional notes of that series shall be part of the same series of debt securities under the Indenture as the notes of that series offered by this prospectus supplement.
The notes will be issued only in fully registered form, without interest coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The principal of, and premium, if any, and interest on, the notes of each series will be payable in U.S. dollars. The notes of each series will be evidenced by one or more global notes (collectively, the “Global Notes”) in book-entry form, except under the limited circumstances described below under “— Book-Entry System.” Notices or demands to or upon Realty Income in respect of the notes of each series and the Indenture may be served and, if notes of either series are issued in definitive certificated form, such notes of such series may be surrendered for payment, registration of transfer or exchange, at the office or agency of Realty Income maintained for such purpose in Chicago, Illinois, which shall initially be the office of the Trustee in Chicago, Illinois.
Reference is made to the section titled “Description of Debt Securities — Certain Covenants” in the accompanying prospectus and “— Additional Covenants of Realty Income” below for a description of certain covenants applicable to the notes of each series. Compliance with these covenants generally may be waived, insofar as concerns the notes of either series, if the holders of a majority in principal amount of the outstanding notes of such series consent to such waiver. In addition, the discharge, defeasance and covenant defeasance provisions of the Indenture described under “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus will apply to the notes of each series; covenant defeasance will be applicable, insofar as concerns the notes of either series, with respect to the covenants described in the accompanying prospectus under “Description of Debt Securities — Certain Covenants” (except the covenant requiring Realty Income to preserve and keep in full force and effect its corporate existence) and the covenants described below under “— Additional Covenants of Realty Income.”
Except to the limited extent described under “Description of Debt Securities — Merger, Consolidation or Sale of Assets” in the accompanying prospectus or “— Additional Covenants of Realty Income” below, the Indenture does not contain any provisions that would afford holders of the notes protection in the event of (1) a highly leveraged or similar transaction involving Realty Income, (2) a change of control or management of Realty Income, or (3) a reorganization, restructuring, merger or similar transaction involving Realty Income that may adversely affect the holders of the notes. In addition, subject to compliance with the covenants set forth under “— Additional Covenants of Realty Income” below and, if applicable, covenants in other debt instruments and the covenant set forth under “Description of Debt Securities — Merger, Consolidation or Sale of Assets” in the accompanying prospectus, Realty Income may, in the future, enter into certain transactions such as the sale of all or substantially all of its assets or the merger or consolidation of Realty Income with another entity that could substantially increase the amount of Realty Income’s indebtedness or substantially reduce Realty Income’s assets, which may have an adverse effect on Realty Income’s ability to service its indebtedness, including the notes.
Ranking
The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness. The notes will be our obligations exclusively, however, and will not be the obligations of, or guaranteed by, any of our subsidiaries, nor are any of our subsidiaries required to provide funds to us, whether by dividend, loan or otherwise, to make payments on the notes. The notes will therefore be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries from time to time outstanding, including any guarantees of our indebtedness by any of our subsidiaries. In the event of a bankruptcy, liquidation or similar proceedings involving any of our subsidiaries, the creditors of that subsidiary (including, in the case of any subsidiary that may in the future guarantee any indebtedness outstanding under our revolving credit facilities, our term loan facilities or privately placed Sterling notes, or any subsidiary that is the borrower or a guarantor of our fund credit facility, the lenders under those facilities and the holders of those notes and other indebtedness) will generally be entitled to payment of their claims from the assets of that subsidiary before any of those assets are made available for distribution to us, except to the extent that we may also have a claim as a creditor of that subsidiary, in which case our claims would still be effectively subordinated in right of payment to all existing and future secured debt of that subsidiary (to the extent of the value of the collateral pledged as security therefor) and would be subordinated in right of payment to any existing and future indebtedness of the subsidiary senior to that held by us. As of June 30, 2025, our subsidiaries had approximately $1.9 billion of total indebtedness and other liabilities outstanding (excluding liabilities owed to us and other intercompany liabilities, below-market lease liabilities, and operating lease liabilities) and we (including our subsidiaries) had approximately $38.7 million of secured indebtedness outstanding (excluding unamortized premiums and deferred financing costs).
As of June 30, 2025, none of our subsidiaries guaranteed our borrowings outstanding under our revolving credit facilities or under our term loan facilities or borrowings under our $3.0 billion commercial paper programs or any of our outstanding privately placed Sterling notes, except that the borrower under our fund credit facility is a subsidiary of the Company and the fund credit facility is guaranteed by certain subsidiaries of the borrower under the fund credit facility. However, under our revolving credit facilities and our term loan facilities, if any of our subsidiaries guarantees or otherwise becomes obligated with respect to any of our or any of our subsidiaries’ other existing or future indebtedness in excess of $350.0 million in the aggregate (subject to limited exceptions), then any such subsidiary would be required to become a guarantor under those facilities within a specified period of time. In addition, certain series of our privately placed Sterling notes include a similar provision that would also require any subsidiary that is or becomes a guarantor of or an obligor under our primary bank credit facility (which would include our current revolving credit facilities) or any other indebtedness (subject to certain exceptions) or credit facility of ours in an amount, or providing for borrowings in an amount, equal to or greater than $250.0 million to become a guarantor of those Sterling notes and certain other series of our privately placed Sterling notes require that any subsidiary that guarantees our primary bank credit facility (which would include our current revolving credit facilities) or our other privately placed Sterling notes to become a guarantor of those Sterling notes. Additionally, we may voluntarily cause any of our subsidiaries to become a guarantor under our revolving credit facilities or term loan facilities or privately placed Sterling notes to the extent we consider appropriate to remain in compliance with certain covenants thereunder. See “Risk Factors — We are subject to risks associated with debt financing” and “Risk Factors — Although these notes are referred to as ‘senior’ notes, they will be effectively subordinated to all liabilities of our subsidiaries, including any guarantees of our indebtedness by any of our subsidiaries, and will be subordinated to our secured indebtedness to the extent of the assets securing that indebtedness” in this prospectus supplement for additional potential guarantee obligations.
Interest and Maturity
The 2029 notes will mature on February 1, 2029. The 2033 notes will mature on February 1, 2033. Neither the 2029 notes nor the 2033 notes will be entitled to the benefit of any sinking fund payments or subject to repayment or repurchase by Realty Income at the option of the Holders (as defined below). The notes of each series will be subject to redemption at Realty Income’s option. See “— Optional Redemption” below. As used herein, “Holder” means the person in whose name a note is registered in the security register maintained by the Trustee.
The 2029 notes will bear interest at the rate of 3.950% per annum, accruing from October 6, 2025 or from the most recent 2029 notes interest payment date (as defined below) to which interest has been paid on the 2029 notes, payable semi-annually in arrears on February 1 and August 1 of each year (each a “2029 notes interest payment date”), commencing February 1, 2026, to the persons in whose names the 2029 notes are registered in the security register applicable to the 2029 notes at the close of business on January 15 or July 15 (each a “2029 notes regular record date”), as the case may be, immediately before the applicable 2029 notes interest payment date. Interest on the 2029 notes will be computed on the basis of a 360-day year of twelve 30-day months.
The 2033 notes will bear interest at the rate of 4.500% per annum, accruing from October 6, 2025 or from the most recent 2033 notes interest payment date (as defined below) to which interest has been paid on the 2033 notes, payable semi-annually in arrears on February 1 and August 1 of each year (each a “2033 notes interest payment date” and, together with the 2029 notes interest payment date, an “interest payment date”), commencing February 1, 2026, to the persons in whose names the 2033 notes are registered in the security register applicable to the 2033 notes at the close of business on January 15 or July 15 (each a “2033 notes regular record date” and, together with the 2029 notes regular record date, a “regular record date”), as the case may be, immediately before the applicable 2033 notes interest payment date. Interest on the 2033 notes will be computed on the basis of a 360-day year of twelve 30-day months.
If any interest payment date, any maturity date, any date fixed for redemption or any other day on which the principal of, or premium, if any, or interest on a note becomes due and payable falls on a day that is not a Business Day (as defined in the Indenture), the required payment may be made on the next Business Day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after such interest payment date, maturity date, redemption date or other date, as the case may be.
Additional Covenants of Realty Income
Reference is made to the section titled “Description of Debt Securities — Certain Covenants” in the accompanying prospectus for a description of certain covenants applicable to the notes of each series. In addition to the foregoing, the following covenants of Realty Income will apply to the notes of each series for the benefit of the Holders of the notes of such series:
Limitation on Incurrence of Total Debt.   Realty Income will not, and will not permit any Subsidiary to, incur any Debt, other than Intercompany Debt, if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all outstanding Debt of Realty Income and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (1) Realty Income’s Total Assets as of the end of the latest fiscal quarter covered in Realty Income’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Securities and Exchange Commission (the “SEC”) (or, if such filing is not required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Trustee) prior to the incurrence of such additional Debt and (2) the increase, if any, in Total Assets from the end of such quarter including, without limitation, any increase in Total Assets caused by the application of the proceeds of such additional Debt (such increase together with Realty Income’s Total Assets are referred to as the “Adjusted Total Assets”).
Limitation on Incurrence of Secured Debt.   Realty Income will not, and will not permit any Subsidiary to, incur any Secured Debt, other than Intercompany Debt, if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all outstanding Secured Debt of Realty Income and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 40% of Realty Income’s Adjusted Total Assets.
Debt Service Coverage.   Realty Income will not, and will not permit any Subsidiary to, incur any Debt, other than Intercompany Debt, if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred is less than 1.5 to 1.0, on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds therefrom, and calculated on the assumption that (1) such Debt and any other Debt incurred by Realty Income or any of its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period) had occurred on the first day of such period, (2) the repayment or retirement of any other Debt of Realty Income or any of its Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period), and (3) in the case of any acquisition or disposition by Realty Income or any Subsidiary of any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition had occurred on the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt shall be computed on a pro forma basis as if the average interest rate which would have been in effect during the entire such four-quarter period had been the applicable rate for the entire such period.
Maintenance of Total Unencumbered Assets.   Realty Income will maintain at all times Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of Realty Income and its Subsidiaries, computed on a consolidated basis in accordance with GAAP.
As used herein:
“Annual Debt Service Charge” as of any date means the amount which is expensed in any 12-month period for interest on Debt of Realty Income and its Subsidiaries.
“Consolidated Income Available for Debt Service” for any period means Consolidated Net Income plus, without duplication, amounts which have been deducted in determining Consolidated Net Income during such period for (1) Consolidated Interest Expense, (2) provisions for taxes of Realty Income and its Subsidiaries based on income, (3) amortization (other than amortization of debt discount) and depreciation, (4) provisions for losses from sales or joint ventures, (5) provisions for impairment losses, (6) increases in deferred taxes and other non-cash charges, (7) charges resulting from a change in accounting principles, and (8) charges for early extinguishment of debt, and less, without duplication, amounts which have been added in determining Consolidated Net Income during such period for (a) provisions for gains from sales or joint ventures, and (b) decreases in deferred taxes and other non-cash items.

“Consolidated Interest Expense” for any period, and without duplication, means all interest (including the interest component of rentals on finance leases, letter of credit fees, commitment fees and other like financial charges) and all amortization of debt discount on all Debt (including, without limitation, payment-in-kind, zero coupon and other like securities) but excluding legal fees, title insurance charges, other out-of-pocket fees and expenses incurred in connection with the issuance of Debt and the amortization of any such debt issuance costs that are capitalized, all determined for Realty Income and its Subsidiaries on a consolidated basis in accordance with GAAP.
“Consolidated Net Income” for any period means the amount of consolidated net income (or loss) of Realty Income and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
“Debt” means any indebtedness of Realty Income or any Subsidiary, whether or not contingent, in respect of (1) money borrowed or evidenced by bonds, notes, debentures or similar instruments, (2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance, trust deed, deed of trust, deed to secure debt, security agreement or any security interest existing on property owned by Realty Income or any Subsidiary, (3) letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (4) any lease of property by Realty Income or any Subsidiary as lessee that is reflected on Realty Income’s consolidated balance sheet as a finance lease or as indebtedness in accordance with GAAP, in the case of items of indebtedness under (1) through (3) above to the extent that any such items (other than letters of credit) would appear as liabilities on Realty Income’s consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation of Realty Income or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than Realty Income or any Subsidiary) of the type referred to in (1), (2), (3) or (4) above (it being understood that Debt shall be deemed to be incurred by Realty Income or any Subsidiary whenever Realty Income or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).
“Executive Group” means, collectively, those individuals holding the offices of Chairman, Vice Chairman, Chief Executive Officer, President, Chief Operating Officer, or any Vice President of Realty Income.
“GAAP” means generally accepted accounting principles, as in effect from time to time, as used in the United States applied on a consistent basis.
“Intercompany Debt” means indebtedness owed by Realty Income or any Subsidiary solely to Realty Income or any Subsidiary.
“Secured Debt” means Debt secured by any mortgage, lien, charge, encumbrance, trust deed, deed of trust, deed to secure debt, security agreement, pledge, conditional sale or other title retention agreement, finance lease, or other security interest or agreement granting or conveying security title to or a security interest in real property or other tangible assets.
“Subsidiary” means (1) any corporation, partnership, joint venture, limited liability company or other entity the majority of the shares, if any, of the non-voting capital stock or other equivalent ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by Realty Income, and the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except for directors’ qualifying shares) are at the time directly or indirectly owned by Realty Income, any other Subsidiary or Subsidiaries, and/or one or more individuals of the Executive Group (or, in the event of death or disability of any of such individuals, his/her respective legal representative(s), or such individuals’ successors in office as an officer of Realty Income), and (2) any other entity the accounts of which are consolidated with the accounts of Realty Income. The foregoing definition of “Subsidiary” shall only be applicable with respect to this definition and the covenants and other definitions set forth herein under this caption “— Additional Covenants of Realty Income” and, insofar as the provisions described in the accompanying prospectus under “Description of Debt Securities — Merger, Consolidation or Sale of Assets” apply to the notes of either series, the term “Subsidiary,” as that term is used under the caption “Description of Debt Securities — Merger, Consolidation or Sale of Assets,” shall have the meaning set forth in this definition (instead of the meaning set forth in the accompanying prospectus).

“Total Assets” as of any date means the sum of (1) Undepreciated Real Estate Assets and (2) all other assets of Realty Income and its Subsidiaries determined on a consolidated basis in accordance with GAAP (but excluding accounts receivable and intangibles).
“Total Unencumbered Assets” as of any date means Total Assets minus the value of any properties of Realty Income and its Subsidiaries that are encumbered by any mortgage, charge, pledge, lien, security interest, trust deed, deed of trust, deed to secure debt, security agreement, or other encumbrance of any kind (other than those relating to Intercompany Debt), including the value of any stock of any Subsidiary that is so encumbered, determined on a consolidated basis in accordance with GAAP; provided, however, that, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Debt for purposes of the covenant set forth above under “— Maintenance of Total Unencumbered Assets,” all investments in any person that is not consolidated with Realty Income for financial reporting purposes in accordance with GAAP shall be excluded from Total Unencumbered Assets to the extent that such investment would otherwise have been included. For purposes of this definition, the value of each property shall be equal to the purchase price or cost of each such property and the value of any stock subject to any encumbrance shall be determined by reference to the value of the properties owned by the issuer of such stock as aforesaid.
“Undepreciated Real Estate Assets” as of any date means the amount of real estate assets of Realty Income and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.
“Unsecured Debt” means Debt of Realty Income or any Subsidiary that is not Secured Debt.
Optional Redemption
Prior to January 1, 2029 (one month prior to their maturity date) (the “2029 Notes Par Call Date”), the Company may redeem the 2029 notes, and prior to December 1, 2032 (two months prior to their maturity date) (the “2033 Notes Par Call Date”), the Company may redeem the 2033 notes, in each case at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes of such series to be redeemed discounted to the redemption date (assuming the notes matured on the 2029 Notes Par Call Date, in the case of the 2029 notes, or on the 2033 Notes Par Call Date, in the case of the 2033 notes) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points, in the case of the 2029 notes, and 15 basis points, in the case of the 2033 notes, less (b) interest accrued to the date of redemption, and
(2)   100% of the principal amount of the notes of the applicable series to be redeemed, plus, in either case, accrued and unpaid interest on the notes of the applicable series to be redeemed to the redemption date.
On or after the 2029 Notes Par Call Date, in the case of the 2029 notes, or on or after the 2033 Notes Par Call Date, in the case of the 2033 notes, the Company may redeem the notes of the applicable series, at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes of such series being redeemed, plus accrued and unpaid interest on the principal amount of the notes of the applicable series to be redeemed to the applicable redemption date.
Notwithstanding the foregoing, installments of interest on notes of each series that are due and payable on an interest payment date for the notes of such series falling on or prior to a redemption date for the notes of such series will be payable to the persons who were the Holders of the notes of such series (or one or more predecessor notes of such series) registered as such at the close of business on the relevant regular record date for the notes of such series according to their terms and the provisions of the Indenture.
“Treasury Rate” means, with respect to any redemption date for either series of notes, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal

Reserve System), on the third business day preceding the applicable redemption date for such series of notes to be redeemed based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities —  Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the applicable redemption date for such series of notes to be redeemed to the 2029 Notes Par Call Date, in the case of the 2029 notes, or the 2033 Notes Par Call Date, in the case of the 2033 notes (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the applicable Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the applicable Remaining Life — and shall interpolate to the applicable Notes Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the applicable Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the applicable Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the applicable redemption date for such series of notes to be redeemed.
If on the third business day preceding the applicable redemption date for such series of notes to be redeemed H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the 2029 Notes Par Call Date, in the case of the 2029 notes, or the 2033 Notes Par Call Date, in the case of the 2033 notes, as applicable. If there is no United States Treasury security maturing on the 2029 Notes Par Call Date, in the case of the 2029 notes, or the 2033 Notes Par Call Date, in the case of the 2033 notes, but there are two or more United States Treasury securities with a maturity date equally distant from the 2029 Notes Par Call Date, in the case of the 2029 notes, or the 2033 Notes Par Call Date, in the case of the 2033 notes, one with a maturity date preceding the 2029 Notes Par Call Date, in the case of the 2029 notes, or the 2033 Notes Par Call Date, in the case of the 2033 notes, and one with a maturity date following the 2029 Notes Par Call Date, in the case of the 2029 notes, or the 2033 Notes Par Call Date, in the case of the 2033 notes, the Company shall select the United States Treasury security with a maturity date preceding the 2029 Notes Par Call Date, in the case of the 2029 notes, or the 2033 Notes Par Call Date, in the case of the 2033 notes. If there are two or more United States Treasury securities maturing on the 2029 Notes Par Call Date, in the case of the 2029 notes, or the 2033 Notes Par Call Date, in the case of the 2033 notes, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption of the notes of either series by the Company will be transmitted at least 10 days but not more than 60 days before the applicable redemption date to each Holder of notes of such series to be redeemed. If less than all of the outstanding notes of any series are to be redeemed, the notes of such series to be redeemed shall be selected, so long as the notes of such series are in book-entry form, in accordance with the applicable procedures of DTC (as defined below) or, if the notes of such series are issued in definitive certificated form under the limited circumstances described below under “— Book-Entry System,” by such method as the Trustee shall deem fair and appropriate.
Unless the Company defaults in payment of the redemption price, on and after any redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Events of Default
The following events are “events of default” for either series of the notes:
(1)   default for 30 days in the payment of any installment of interest on any notes of that series;
(2)   default in the payment of the principal of (or premium, if any, on) any notes of that series when due, whether at stated maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise;
(3)   default in the deposit of any sinking fund payment, when and as due by the terms of any notes of that series;
(4)   default in the performance of any of our other covenants contained in the Indenture or in any notes of that series, which continues for 60 days after written notice is given to us by the Trustee or to us and the Trustee by the holders of at least 25% in principal amount of the outstanding notes of that series;
(5)   default under any bond, debenture, note or other evidence of indebtedness for money borrowed by us or any of our Subsidiaries (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $200,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our Subsidiaries (including such leases, but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $200,000,000, whether the indebtedness exists at the date of the relevant indenture or shall thereafter be created, which default shall have resulted in the indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or which default shall have resulted in the obligation being accelerated, without the acceleration having been rescinded or annulled, provided, however, that for so long as any notes issued pursuant to the Indenture are outstanding that contain a reference to a dollar amount that is less than $200,000,000 in this clause (5) (a “Reduced Cross Default Threshold”), the references to $200,000,000 above, in each case, in this clause (5) are replaced by the lowest Reduced Cross Default Threshold reflected in any notes issued pursuant to the Indenture that are outstanding at that time;
(6)   certain events of bankruptcy, insolvency or reorganization with respect to us or any of our Significant Subsidiaries; or
(7)   any other event of default provided with respect to a particular series of notes.
The term “Significant Subsidiary” as used above has the meaning ascribed to the term in Rule 1-02 of Regulation S-X promulgated under the Securities Act, as the Regulation was in effect on January 1, 1996.
The description set forth under this caption “— Events of Default” supersedes and replaces, insofar as it relates to each series of the notes, the description set forth in the first two paragraphs under the caption “Description of Debt Securities — Events of Default, Notice and Waiver” in the accompanying prospectus. For additional information regarding the notice and waiver mechanics with respect to the notes, see “Description of Debt Securities — Events of Default, Notice and Waiver” in the accompanying prospectus.
As of September 23, 2025, the terms of approximately $18.3 billion aggregate principal amount of outstanding debt securities that we previously issued under the Indenture included a Reduced Cross Default Threshold of $25,000,000, and the terms of approximately $1.3 billion aggregate principal amount of outstanding debt securities that we previously issued under the Indenture included a Reduced Cross Default Threshold of $150,000,000, instead of, in each case, $200,000,000 as set forth above. We anticipate that future debt securities offered by us under the Indenture will include a dollar threshold equal to or greater than such threshold described in clause (5) of the first paragraph under the above heading “— Events of Default.”

Same-Day Settlement and Payment
Settlement for the notes will be made by the underwriters in immediately available funds. All payments of principal, premium, if any, and interest in respect of the Global Notes of each series will be made by Realty Income by wire transfer of immediately available funds to an account maintained by the payee in the United States.
If notes of either series are issued in definitive certificated form under the limited circumstances described below, payments of interest on the certificated notes of such series may be made, at our option, by check mailed to the addresses of the persons entitled thereto, as such addresses appear in the register for the notes of such series, or by wire transfer to accounts maintained by the payees in the United States; provided, however, that a Holder of $5 million or more in aggregate principal amount of notes of such series in definitive certificated form will be entitled to receive payments of interest due on any interest payment date by wire transfer of immediately available funds to an account maintained by such Holder in the United States so long as such Holder has given appropriate wire transfer instructions to the Trustee or a paying agent for the notes of such series at least 15 calendar days prior to the applicable interest payment date. Any such wire transfer instructions will remain in effect until revoked by such Holder or until such person ceases to be a Holder of $5 million or more in aggregate principal amount of notes of such series in definitive certificated form.
Payments of principal of and premium, if any, and interest on the notes of either series in definitive certificated form that are due and payable on the maturity date of the notes of such series, any redemption date for the notes of such series or any other date on which principal of the notes of such series is due and payable will be made by wire transfer of immediately available funds to accounts maintained by the Holders thereof in the United States, so long as such Holders have given appropriate wire transfer instructions to the Trustee or a paying agent for the notes of such series, against surrender of such notes to the Trustee or any such paying agent; provided that installments of interest on notes of such series in definitive certificated form that are due and payable on any interest payment date falling on or prior to such maturity date, redemption date or other date on which principal of the notes of such series is payable will be paid in the manner described in the preceding paragraph to the persons who were the Holders of the notes of such series (or one or more predecessor notes of such series) registered as such at the close of business on the relevant regular record dates according to the terms and provisions of the notes of such series and the Indenture.
Book-Entry System
The following are summaries of certain rules and operating procedures of The Depository Trust Company, or DTC, that affect the payment of principal, premium, if any, and interest on and transfers of interests in the Global Notes. Upon issuance, the notes of each series will only be issued in the form of one or more Global Notes of such series which will be held by DTC or the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC. Unless and until it is exchanged in whole or in part for notes of the applicable series in definitive form under the limited circumstances described below, a Global Note may not be transferred except as a whole (1) by DTC to a nominee of DTC, (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.
Ownership of beneficial interests in a Global Note will be limited to persons that have accounts with DTC (“participants”) or persons that may hold interests through participants. Upon the issuance of a Global Note of either series, DTC will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the notes of such series represented by such Global Note beneficially owned by participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit or impair the ability to own, transfer or pledge beneficial interests in the Global Notes.
So long as DTC or its nominee is the registered owner of a Global Note of any series, DTC or its nominee, as the case may be, will be considered the sole Holder of the notes of such series represented by such Global Note for all purposes under the Indenture. Except under the limited circumstances set forth below, owners of beneficial interests in a Global Note of any series will not be entitled to have notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of such notes in certificated form and will not be considered the registered owners or Holders of such notes under the Indenture. Accordingly, each person owning a beneficial interest in a Global Note of either series must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder of notes of such series under the Indenture. Realty Income understands that under existing industry practices, if Realty Income requests any action of Holders of notes of either series or if an owner of a beneficial interest in a Global Note of either series desires to give or take any action that a Holder of notes of such series is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner of such Global Note. None of Realty Income, the Trustee or any other agent of Realty Income or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership of interests in a Global Note or for maintaining, supervising or reviewing any records relating to beneficial ownership interests. Realty Income expects that DTC, upon receipt of any payment of principal, premium, if any, or interest in respect of a Global Note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such Global Note as shown on the records of DTC. Realty Income also expects that payments by participants to owners of beneficial interests in a Global Note held through such participants will be governed by standing customer instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.
The Indenture provides that if, with respect to either series of notes, (1) DTC notifies Realty Income that it is unwilling or unable to continue as depositary for the Global Notes of such series or if DTC ceases to be a clearing agency registered as such under the Exchange Act at any time when the depositary is required to be so registered in order to act as depositary for the Global Notes of such series and a successor depositary is not appointed within 90 days after Realty Income receives such notice or learns of such ineligibility, (2) Realty Income determines that the notes of such series shall no longer be represented by Global Notes and executes and delivers to the Trustee an officers’ certificate to that effect or (3) an event of default (as defined above under “— Events of Default”) with respect to the notes of such series has occurred and is continuing and beneficial owners representing a majority in aggregate principal amount of the outstanding notes of such series advise DTC to cease acting as depositary for the Global Notes of such series, Realty Income will issue notes of such series in definitive form in exchange for interests in all outstanding Global Notes of such series. Any notes issued in definitive form in exchange for interests in a Global Note will be registered in such name or names, and will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof, as DTC shall instruct the Trustee. It is expected that such instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interests in a Global Note.
DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in these securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
Clearstream.   Clearstream Banking, S.A. (“Clearstream”), is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”), and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream Participants include financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include one or more of the underwriters or their affiliates. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.
Euroclear.   The Euroclear System (“Euroclear”) was created to hold securities for participants of Euroclear (“Euroclear Participants”), and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates. Euroclear is operated by Euroclear Bank SA/NV. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include one or more of the underwriters or their affiliates. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When interests in Global Notes are to be transferred from the account of a DTC participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser must send instructions to Clearstream or Euroclear through a Clearstream Participant or a Euroclear Participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive the applicable notes against payment. After settlement, Clearstream or Euroclear will credit the applicable notes to the Clearstream Participant’s or Euroclear Participant’s account, as applicable. Credit for the applicable notes will appear on the next day (European time).
Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending the applicable notes to the relevant U.S. agent acting for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to a DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.
When a Clearstream Participant or Euroclear Participant wishes to transfer interests in Global Notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a Clearstream Participant or a Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer the applicable notes against payment for them. The payment will then be reflected in the account of the Clearstream Participant or the Euroclear Participant the following day, with the proceeds back valued to the value date, which would be the preceding business day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear Participant’s account will instead be valued as of the actual settlement date.
You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.
Although we understand that DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
For a discussion of certain material United States federal income tax consequences regarding Realty Income and an investment in the notes offered hereby, please see “United States Federal Income Tax Considerations” in Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 15, 2025 (the “August 2025 Current Report”). The August 2025 Current Report (including Exhibit 99.1 thereto) is incorporated by reference in this prospectus supplement and the accompanying prospectus and supersedes and replaces, in its entirety, the discussion under the heading “United States Federal Income Tax Considerations” in the accompanying prospectus and the related registration statement on Form S-3 (File No. 333-277150) filed by the Company with the SEC on February 16, 2024. The August 2025 Current Report may be obtained as described under “Where You Can Find More Information” in the accompanying prospectus. See “Incorporation By Reference” in this prospectus supplement. Prospective investors in the notes offered hereby should consult their tax advisors regarding the United States federal income and other tax considerations to them of the acquisition, ownership and disposition of the notes offered by this prospectus supplement.

UNDERWRITING (CONFLICTS OF INTEREST)
Subject to the terms and conditions contained in a purchase agreement between us and each of the underwriters named below, for whom Wells Fargo Securities, LLC, Barclays Capital Inc., BofA Securities, Inc., Mizuho Securities USA LLC and TD Securities (USA) LLC are acting as representatives (the “representatives”), the underwriters have severally, and not jointly, agreed to purchase from us, and we have agreed to sell, the respective principal amounts of the 2029 notes and the 2033 notes listed opposite their names below.
Underwriters	Principal amount of 2029 Notes	Principal amount of 2033 Notes
Wells Fargo Securities, LLC	$40,000,000	$40,000,000
Barclays Capital Inc.	32,000,000	32,000,000
BofA Securities, Inc.	32,000,000	32,000,000
Mizuho Securities USA LLC	32,000,000	32,000,000
TD Securities (USA) LLC	32,000,000	32,000,000
BNP Paribas Securities Corp.	14,000,000	14,000,000
Goldman Sachs & Co. LLC	14,000,000	14,000,000
J.P. Morgan Securities LLC	14,000,000	14,000,000
RBC Capital Markets, LLC	14,000,000	14,000,000
Regions Securities LLC	14,000,000	14,000,000
Santander US Capital Markets LLC	14,000,000	14,000,000
Scotia Capital (USA) Inc.	14,000,000	14,000,000
BBVA Securities Inc.	12,000,000	12,000,000
Citigroup Global Markets Inc.	12,000,000	12,000,000
Deutsche Bank Securities Inc.	12,000,000	12,000,000
Morgan Stanley & Co. LLC	12,000,000	12,000,000
PNC Capital Markets LLC	12,000,000	12,000,000
UBS Securities LLC	12,000,000	12,000,000
U.S. Bancorp Investments, Inc.	12,000,000	12,000,000
BMO Capital Markets Corp.	9,000,000	9,000,000
BNY Mellon Capital Markets, LLC	9,000,000	9,000,000
Citizens JMP Securities, LLC	9,000,000	9,000,000
Huntington Securities, Inc.	9,000,000	9,000,000
Truist Securities, Inc.	9,000,000	9,000,000
Samuel A. Ramirez & Company, Inc.	3,000,000	3,000,000
Academy Securities, Inc.	2,000,000	2,000,000
Total	$400,000,000	$400,000,000
The purchase agreement provides that the obligations of the several underwriters to purchase the notes offered hereby are subject to certain conditions and that the underwriters are required to purchase all of the notes offered by this prospectus supplement if any of these notes are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the purchase agreement may be terminated.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by their counsel and other conditions contained in the purchase agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of any of these liabilities.
Commissions and Discounts
The representatives of the underwriters have advised us that the underwriters propose initially to offer the 2029 notes and the 2033 notes to the public at the respective public offering prices listed on the cover page of this prospectus supplement and may offer the notes to dealers at those respective prices less a concession not in excess of 0.400% of the principal amount, in the case of the 2029 notes, and not in excess of 0.400% of the principal amount, in the case of the 2033 notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of 0.250% of the principal amount, in the case of the 2029 notes, and not in excess of 0.250% of the principal amount, in the case of the 2033 notes, to other dealers. After the initial public offering, the public offering prices, concessions and discounts may be changed.
The following table shows the underwriting discounts to be paid to the underwriters by Realty Income Corporation.
	Per 2029 Note	Total For 2029 Notes	Per 2033 Note	Total For 2033 Notes	Total for All Notes
Underwriting discount	0.650%	$2,600,000	0.650%	$2,600,000	$5,200,000
The expenses of this offering, not including the underwriting discounts, are estimated at $1.8 million and are payable by Realty Income.
No Prior Market
The notes of each series are a new issue of securities with no established trading market. Although the underwriters may make a market for the notes of either or both series after we complete this offering, they have no obligation to do so and may discontinue making a market in the notes of either or both series at any time without notice. We have not listed and do not intend to apply for listing of the notes of either series on any securities exchange. We cannot assure you that a trading market for the notes of either series will develop or, if developed, that it will continue, or as to the liquidity of any trading market for the notes of either series that may develop.
Price Stabilization and Short Positions
In connection with this offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the notes of either or both series. Specifically, the underwriters may over-allot in connection with the offering of the notes of either series, creating a short position. In addition, the underwriters may bid for, and purchase, notes of either series in the open market to cover short positions or to stabilize the price of such notes. Any of these activities may stabilize or maintain the market price of the applicable notes above independent market levels, but no representation is made hereby that the underwriters will engage in any of those transactions or of the magnitude of any effect that the transactions described above, if commenced, may have on the market price of the notes of the applicable series. The underwriters will not be required to engage in these activities, and if they engage in these activities, they may end any of these activities at any time without notice.
Delayed Settlement
We expect that the delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the seventh business day following the date of this prospectus supplement. Under rules of the SEC, trades in the secondary market generally are required to settle in one business day, unless the parties to that trade expressly agree otherwise.
Accordingly, purchasers who wish to trade the notes before the business day prior to the closing date specified on the cover page of this prospectus supplement will be required, by virtue of the fact that the normal settlement date for that trade would occur prior to the closing date for the issuance of the notes, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors with respect to these matters.
Other Relationships
Many or all of the underwriters and/or their respective affiliates have provided, and in the future, may provide, investment banking, commercial banking and/or other financial services, including the provision of credit facilities, to us in the ordinary course of business for which they have received and may in the future receive compensation. In particular, affiliates of most of the underwriters participating in this offering are lenders under our revolving credit facilities, some of the underwriters or their affiliates are dealers under our commercial paper programs and some of the underwriters and/or their affiliates may hold the 2025 notes or borrowings under our commercial paper programs. As described above under “Use of Proceeds,” we may use net proceeds from this offering to, among other things, repay the 2025 notes, borrowings outstanding under our revolving credit facilities or commercial paper programs. To the extent that we use net proceeds from this offering to repay the 2025 notes, borrowings under our revolving credit facilities or commercial paper programs held by any of the underwriters or their affiliates, they will receive net proceeds from this offering as a result of such repayment. An affiliate of BNY Mellon Capital Markets, LLC, one of the underwriters, is the trustee under the indenture governing the notes.
In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. In the case of any underwriters or any of their respective affiliates that have lending relationships with us, certain of those underwriters and/or their respective affiliates routinely hedge, and certain other of those underwriters and/or their respective affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Associated Investment Services, Inc. (AIS), a Financial Industry Regulatory Authority member and an indirect, wholly owned subsidiary of Associated Banc-Corp, is being paid a referral fee by Samuel A. Ramirez & Company, Inc.
Conflicts of Interest
As described above under “Use of Proceeds,” we may use net proceeds from this offering to, among other things, repay the 2025 notes and/or borrowings outstanding under our revolving credit facilities or commercial paper programs. As described above under “— Other Relationships,” affiliates of most of the underwriters participating in this offering are lenders under our revolving credit facilities, some of the underwriters or their affiliates are dealers under our commercial paper programs and some of the underwriters and/or their affiliates may hold the 2025 notes or borrowings under our commercial paper programs. To the extent that we use net proceeds from this offering to repay the 2025 notes, borrowings under our revolving credit facilities or commercial paper programs held by any of the underwriters or their affiliates, more than 5% of the net proceeds of this offering (not including underwriting discounts and commissions) may be received by such underwriters and such affiliates. Nonetheless, in accordance with the Financial Industry Regulatory Authority, Inc. Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because we, the issuer of the securities in this offering, are a real estate investment trust.

Selling Restrictions
Prohibition of Sales to EEA Retail Investors
The notes may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:
(a)   the expression “retail investor” means a person who is one (or more) of the following:
(i)   a retail client as defined in point (11) of Article 4(1) of MiFID II; or
(ii)   a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii)   not an EEA Qualified Investor; and
(b)   the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.
Prohibition of Sales to United Kingdom Retail Investors
The notes may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:
(a)   the expression “retail investor” means a person who is one (or more) of the following:
(i)   a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom; or
(ii)   a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of UK MiFIR; or
(iii)   not a UK Qualified Investor; and
(b)   the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.
Other Regulatory Restrictions in the United Kingdom
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Realty Income Corporation.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”), and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors”, as defined in the SFO, and any rules made thereunder.
Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEA”) on the basis that the solicitation for subscription of the notes falls within the definition of “solicitation to qualified institutional investors” as defined in Article 2, paragraph 3, item 2 (I) of the FIEA and Article 10 of the Ministerial Ordinance Concerning Definitions. Such solicitation shall be subject to the condition that qualified institutional investors (as defined under the FIEA, “QIIs”) who desire to acquire the notes shall be notified that it may transfer the notes only to another QII. Any QII who acquires the notes shall be deemed to have agreed to such transfer restriction.
Accordingly, the notes have not been and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except in a private placement to QIIs as described above pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the time of such offering or sale.
Singapore
This prospectus supplement and the accompanying prospectus have not been and will not be lodged or registered as a prospectus under the Securities and Futures Act 2001 (as amended, the “SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA) (an “Accredited Investor”) or other relevant person (as defined in Section 275(2) of the SFA) (a “SFA Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a SFA Relevant Person which is:
(a)   a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or
(b)   a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the notes except:
(i)   to an Institutional Investor, an Accredited Investor, a SFA Relevant Person or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);
(ii)   where no consideration is or will be given for the transfer;
(iii)   where the transfer is by operation of law; or
(iv)   as specified in Section 276(7) of the SFA.
Singapore’s Securities and Futures Act Product Classification
Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, Realty Income Corporation has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS
Certain legal matters relating to this offering, including the validity of the notes offered hereby, will be passed upon for us by Latham & Watkins LLP, Costa Mesa, California. Certain matters relating to Maryland law in connection with this offering will be passed upon for us by Venable LLP, Baltimore, Maryland.
Sidley Austin LLP will act as counsel for the underwriters. Sidley Austin LLP from time to time represents Realty Income in connection with certain legal matters that are unrelated to this offering.

EXPERTS
The consolidated financial statements of Realty Income Corporation and subsidiaries as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and financial statement schedule III, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE
As described in the accompanying prospectus under the caption “Incorporation by Reference,” we have incorporated by reference in this prospectus supplement and the accompanying prospectus specified documents that we have filed or may file with the SEC, under the Exchange Act. However, no document, exhibit or information or portion thereof that we have “furnished” or may in the future “furnish” to (rather than “file” with) the SEC shall be incorporated by reference into this prospectus supplement or the accompanying prospectus.

PROSPECTUS
REALTY INCOME CORPORATION
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants

Realty Income Corporation, a Maryland corporation, may from time to time offer and sell the securities identified above (collectively referred to as our “securities”), in one or more offerings, in separate series or classes, and in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus or other offering materials.
The specific terms of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement or other offering materials, which will contain specific information about the offering and the amounts, prices and, if applicable, terms of the securities being offered.
The specific terms of any securities we may offer may include limitations on actual, beneficial or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate, among other purposes, to preserve our status as a real estate investment trust, or REIT, for United States federal income tax purposes. The applicable prospectus supplement or other offering materials may also contain information, where applicable, about United States federal income tax considerations relevant to, and any exchange listing of, the securities covered by the prospectus supplement or other offering materials, as the case may be. The applicable prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering or the securities being offered. You should carefully read this prospectus and the applicable prospectus supplement, as well as any other offering materials we provide you in connection with any offering of securities, before you invest in any of our securities.
Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement or other offering materials. See the sections of this prospectus entitled “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common stock is traded on the New York Stock Exchange under the symbol “O.” On February 15, 2024, the last reported sale price of our common stock on the New York Stock Exchange was $52.02 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 16, 2024.

i

ABOUT THIS PROSPECTUS
Unless this prospectus otherwise indicates or the context otherwise requires, all references to “Realty Income Corporation,” “Realty Income,” “Company,” “our company,” “our,” “us” and “we” in this prospectus mean Realty Income Corporation, a Maryland corporation, and its subsidiaries on a consolidated basis, and references to our “clients” mean our tenants. In statements regarding our qualification as a REIT, such terms refer solely to Realty Income Corporation and not any of its consolidated subsidiaries.
This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf registration process, we may, from time to time, offer and sell any of the securities, or any combination of the securities, described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement and may provide you with a free writing prospectus or other offering materials (collectively, “offering materials”) that will contain specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement or other offering materials may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or other offering materials, you should rely on the information in the applicable prospectus supplement or other offering materials. Before purchasing any securities, you should carefully read this prospectus, the applicable prospectus supplement and any other offering materials we may provide you in connection with the offering of those securities, together with the documents incorporated and deemed to be incorporated by reference in this prospectus, which incorporated documents may be obtained as described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”
As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits and any schedules. Statements contained or incorporated by reference in this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement or a document incorporated or deemed to be incorporated by reference in this prospectus, we refer you to the actual exhibit for a complete description of the matters involved, and any statements contained or incorporated by reference in this prospectus or any prospectus supplement or any other offering materials we may provide you regarding those contracts, agreements or other documents are subject to, and qualified in their entirety by reference to, the complete terms of those documents. You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus and, if applicable, any other offering materials we may provide you. We have not authorized any other person to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any other offering materials prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not offer or sell any securities in any jurisdiction where, or to any person to whom, such offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable prospectus supplement and any other offering materials we may provide you in connection with an offering of securities is accurate only as of the respective dates of those documents, and that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate only as of the respective dates on which those documents were filed with the SEC, in each case unless we expressly indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus, any accompanying prospectus supplement and any related offering materials we may provide you in connection with an offering of securities, and any documents incorporated or deemed to be incorporated by reference in this prospectus contain or may contain information regarding the industry, markets, submarkets and sectors in which we operate or expect to operate or related demographic data, all of which is based upon information from third party sources (which may include, among other things, industry and governmental publications and websites and data prepared or made available by market research firms) and, in some cases, our own internal estimates. We believe that these sources and estimates are reliable, but this information (whether obtained from third-party sources or based on our internal estimates) is subject to assumptions, estimates and other uncertainties, and we have not independently verified any of this information and cannot guarantee its accuracy or completeness.

THE COMPANY
Realty Income Corporation, The Monthly Dividend Company®, is an S&P 500 company dedicated to investing in people and places to deliver monthly dividends that increase over time. We are structured as a real estate investment trust, or REIT, requiring us annually to distribute at least 90% of our taxable income (excluding net capital gains) in the form of dividends to our stockholders. Our monthly dividends are supported by the cash flow generated from real estate owned under long-term lease agreements with our commercial clients.
We were founded in 1969 and listed on the New York Stock Exchange (NYSE: O) in 1994. Over the past 55 years, we have been acquiring and managing freestanding commercial properties that generate rental revenue under long-term lease agreements with our commercial clients.
As of September 30, 2023, we owned or held interests in a diversified portfolio of 13,282 properties located in all 50 U.S. states, Puerto Rico, the United Kingdom (“U.K.”), Spain, Italy and Ireland, with approximately 262.6 million square feet of leasable space leased to clients doing business in 85 separate industries. Of the 13,282 properties in the portfolio as of September 30, 2023, 13,032, or 98.1%, were single-client properties, of which 12,875 were leased, and the remaining were multi-client properties. Our total portfolio of 13,282 properties as of September 30, 2023 had a weighted average remaining lease term (excluding rights to extend a lease at the option of the client) of approximately 9.7 years. Total portfolio annualized contractual rent on our leases, which we define as the monthly aggregate cash amount charged to clients, inclusive of monthly base rent receivables, as of the balance sheet date, multiplied by 12, excluding percentage rent, was $3.87 billion as of September 30, 2023.
Our principal executive offices are located at 11995 El Camino Real, San Diego, California 92130 and our telephone number is (858) 284-5000. Our common stock is listed on The New York Stock Exchange, or NYSE, under the ticker symbol “O”. Our 6.000% Series A Cumulative Redeemable Preferred Stock, or the Series A preferred stock, is listed on the NYSE under the ticker symbol “O-PR”.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. In evaluating an investment in our securities, you should carefully consider the risk factors described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and, if applicable, in any of our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any amendments thereto filed with the SEC, which are incorporated or deemed to be incorporated by reference in this prospectus and may be obtained as described under “Where You Can Find More Information” below, and the other risks and uncertainties described in those documents, this prospectus, the applicable prospectus supplement and any other offering materials we may provide to you in connection with an offering of our securities and the other documents incorporated and deemed to be incorporated by reference in this prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. You should also carefully consider the risks described below in the section entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS
This prospectus, any related prospectus supplements or other offering materials and the documents incorporated or deemed to be incorporated by reference herein or therein contain, or may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. When used in this prospectus, any related prospectus supplements or other offering materials and the documents incorporated or deemed to be incorporated by reference herein or therein, the words “estimated,” “anticipated,” “expect,” “believe,” “intend,” “continue,” “should,” “may,” “likely,” “plans,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include discussions of our business and portfolio growth strategies and intentions to acquire or dispose of properties (including timing, partners, clients and terms), re-leases, re-development and speculative development of properties and expenditures related thereto; future operations and results; the announcement of operating results, strategy, plans, and the intentions of management; trends in our business, including trends in the market for long-term net leases of freestanding, single-client properties; and statements regarding the anticipated or projected impact of our merger (the “Merger”) with Spirit Realty Capital, Inc., a Maryland corporation (“Spirit”), on our business, results of operations, financial condition or prospects. Forward-looking statements regarding the anticipated or projected impact of the Merger may include, without limitation, statements regarding potential impacts on our adjusted funds from operations, general and administrative and other corporate expenses, leverage ratios and other credit metrics; potential changes in our interest expense from refinancing or repaying outstanding Spirit indebtedness or preferred equity subsequent to the Merger and potential interest rates at which such indebtedness and preferred equity could be refinanced; statements regarding the impact of the Merger on our cash flow and dividend coverage durability; and pro forma information regarding the combined company. Likewise, all such pro forma financial statements and other pro forma information has been prepared on the basis of certain assumptions and estimates and is subject to other uncertainties and does not purport to reflect what our actual results of operations or financial condition or this other pro forma information would have been had the Merger been consummated on the dates assumed for purposes of such pro forma financial statements and information or to be indicative of our financial condition, results of operations or metrics as of or for any future date or period.
Forward-looking statements are subject to risks, uncertainties, and assumptions about Realty Income Corporation which may cause our actual future results to differ materially from expected results. Some of the factors that could cause actual results to differ materially are, among others, our continued qualification as a real estate investment trust; general domestic and foreign business, economic, or financial conditions; competition; fluctuating interest and currency rates; inflation and its impact on our clients and us; access to debt and equity capital markets and other sources of funding (including the terms and partners of such funding); continued volatility and uncertainty in the credit markets and broader financial markets; other risks inherent in the real estate business including our clients’ solvency, clients’ defaults under leases, increased client bankruptcies, potential liability relating to environmental matters, illiquidity of real estate investments, and potential damages from natural disasters; impairments in the value of our real estate assets; changes in domestic and foreign income tax laws and rates; property ownership through joint ventures, partnerships and other arrangements which may limit control of the underlying investments; epidemics or pandemics, including measures taken to limit their spread, the impacts on us, our business, our clients, and the economy generally; the loss of key personnel; the outcome of any legal proceedings to which we are a party or which may occur in the future; acts of terrorism and war; and the structure and the anticipated benefits of the Merger.
Additional factors that may cause future events and actual results, financial or otherwise, to differ, potentially materially, from those discussed in or implied by the forward-looking statements include the risks and uncertainties discussed and referred to in the section “Risk Factors” in this prospectus and any prospectus supplement, the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K (as amended, if applicable) and the sections entitled “Risk Factors” (if applicable) and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our subsequent Quarterly Reports on Form 10-Q and the risk factors in any subsequent Current Reports on Form 8-K (as amended, if applicable), if any, and also include risks and other information discussed in those and other documents that are incorporated or deemed to be incorporated by reference in this prospectus and in the prospectus supplement and any other offering materials relating to any offering of our securities.
You are cautioned not to place undue reliance on forward-looking statements contained or incorporated by reference in this prospectus, any related prospectus supplements or other offering materials. Those forward-looking statements are not guarantees of future plans and performance and speak only as of the respective dates of those documents or, in the case of documents incorporated or deemed to be incorporated by reference in this prospectus, as of the respective dates those documents were filed with the SEC and we undertake no obligation to update any such forward-looking statements or to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the respective dates or filing dates, as the case may be, of those documents or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, the forward-looking events discussed in this prospectus, any related prospectus supplements or other offering materials, and the documents incorporated by reference herein and therein might not occur.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
General
This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement, a pricing supplement or other offering materials. We will also indicate in the supplement or other offering materials whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Our debt securities will be our direct obligations and they may be secured or unsecured, senior or subordinated indebtedness. We may issue our debt securities under one or more indentures. Each indenture and the certificate or certificates evidencing the debt securities of each series will be in the form filed or incorporated by reference as an exhibit to the registration statement containing this prospectus, a post-effective amendment to the registration statement or a document incorporated by reference herein and may be obtained as described below under “Where You Can Find More Information.” The form of indenture is subject to any amendments or supplements that may be adopted from time to time. We will enter into each indenture with a trustee and the trustee for each indenture may be the same. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. Unless otherwise expressly stated in the applicable prospectus supplement, the debt securities will be issued under an indenture dated as of October 28, 1998 between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee, a copy of which has been incorporated by reference as an exhibit to the registration statement containing this prospectus. Because this description of debt securities is a summary, it does not contain all the information that may be important to you and this description is subject to, and qualified in its entirety by reference to, the form of the applicable indenture and the certificate evidencing the debt securities of the applicable series. You should read the applicable indenture and the form of certificate evidencing the applicable debt securities in their entirety to assure that you have all the important information you need to make any required decisions. Unless otherwise expressly stated or the context otherwise requires, all references to the “Company,” “Realty Income,” “our,” “we” and “us” and all similar references appearing under this caption “Description of Debt Securities” mean Realty Income Corporation, a Maryland corporation, excluding its subsidiaries. All other capitalized terms used, but not defined, in this section shall have the meanings set forth in the applicable indenture.
Terms
The particular terms of any series of our debt securities will be described in a prospectus supplement or other offering materials. Additionally, any applicable modifications of or additions to the general terms of our debt securities, described in this prospectus and in the applicable indenture, will also be described in a prospectus supplement or other offering materials. Accordingly, for a description of the terms of any series of our debt securities, you must refer to both the prospectus supplement or other offering materials, if any, relating to those debt securities and the description of the debt securities set forth in this prospectus. If any particular terms of our debt securities, described in a prospectus supplement or other offering materials, differ from any of the terms described in this prospectus, then those terms as set forth in the relevant prospectus supplement or other offering materials will control.
Except as set forth in any prospectus supplement or other offering materials, our debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time by our board of directors, a committee of the board of directors or as set forth in the applicable indenture or one or more supplements to that indenture. All of our debt securities of one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional debt securities without the consent of the holders of the debt securities of that series.
Each indenture will provide that we may, but need not, designate more than one trustee for the indenture, each with respect to one or more series of our debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of our debt securities, and a successor trustee may be appointed to act with respect to that series. If two or more persons are acting as trustee to different series of our debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee and, except as otherwise indicated in this prospectus, any action taken by a trustee may be taken by that trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.
This summary sets forth certain general terms and provisions of our indentures and our debt securities. For a detailed description of a specific series of debt securities, you should consult the prospectus supplement or other offering materials for that series. The prospectus supplement or other offering materials will contain the following information, to the extent applicable:
(1)
the title and ranking of those debt securities;

(2)
the aggregate principal amount of those debt securities and any limitation thereon;

(3)
the price at which those debt securities will be issued and, if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of those debt securities that is convertible into other securities offered hereby, or the method by which any convertible portion of those debt securities shall be determined;

(4)
if those debt securities are convertible, the terms on which they are convertible, including the initial conversion price or rate and conversion period and, in connection with the preservation of our status as a REIT, any applicable limitations on the ownership or transferability of the securities into which those debt securities are convertible;

(5)
the date or dates, or the method for determining the date or dates, on which the principal of those debt securities will be payable;

(6)
the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which those debt securities will bear interest, if any;

(7)
the date or dates, or the method for determining the date or dates, from which any interest will accrue, the dates upon which that interest will be payable, the record dates for payment of that interest, or the method by which any of those dates shall be determined, the persons to whom that interest shall be payable, and the basis upon which that interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(8)
the place or places where the principal of (and premium, if any) and interest, if any, on debt securities will be payable, where debt securities may be surrendered for conversion, registration of transfer or exchange and where notices or demands to or upon us relating to debt securities and the indenture may be served;

(9)
the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which those debt securities may be redeemed, as a whole or in part, at our option;

(10)
our obligation, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those debt securities, and the period or periods within which, the price or prices at which, and the terms and conditions upon which, those debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to this obligation;

(11)
if other than U.S. dollars, the currency or currencies in which those debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(12)
whether the amount of payments of principal of (and premium, if any) or interest, if any, on those debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which those amounts shall be determined;

(13)
whether those debt securities will be issued in certificated and/or book-entry form, and, if in book-entry form, the identity of the depositary for those debt securities;

(14)
whether those debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $2,000 and any integral multiple of $1,000 in excess thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

(15)
the applicability, if any, of the defeasance and covenant defeasance provisions described herein or set forth in the applicable indenture, or any modification of the indenture;

(16)
any deletions from, modifications of or additions to the events of default or our covenants with respect to those debt securities;

(17)
whether and under what circumstances we will pay any additional amounts on those debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem those debt securities in lieu of making this payment;

(18)
the subordination provisions, if any, relating to those debt securities;

(19)
the provisions, if any, relating to any security provided for those debt securities; and

(20)
any other terms of those debt securities.

If the applicable prospectus supplement provides or other offering materials provide, we may issue the debt securities at a discount below their principal amount and provide for less than the entire principal amount of the debt securities to be payable upon declaration of acceleration of the maturity thereof (“Original Issue Discount Securities”). In those cases, any material United States federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement or other offering materials.
Denominations, Interest, Registration and Transfer
Unless otherwise described in the applicable prospectus supplement or other offering materials, the debt securities of any series will be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Unless otherwise described in the applicable prospectus supplement or other offering materials, we will pay the principal of (and premium, if any) and interest on any series of debt securities at the applicable trustee’s corporate trust office, the address of which will be set forth in the applicable prospectus supplement or other offering materials, provided however, that unless otherwise provided in the applicable prospectus supplement or other offering materials, we may make interest payments (1) by check mailed to the address of the person entitled to the payment as that address appears in the applicable register for those debt securities, or (2) by wire transfer of funds to the person at an account maintained within the United States.
Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of those debt securities at the office of any transfer agent we designate for that purpose. In addition, subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer thereof at the office of any transfer agent we designate for that purpose. Every debt security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer and the person requesting that transfer must provide evidence of title and identity satisfactory to us and the applicable transfer agent. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may at any time rescind the designation of any transfer agent appointed with respect to the debt securities of any series or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.
Neither we nor any trustee shall be required to:
•
issue, register the transfer of, or exchange debt securities of any series if that debt security may be among those selected for redemption during a period beginning at the opening of business 15 days before the mailing or first publication, as the case may be, of notice of redemption of those debt securities and ending at the close of business on
1.
the day of mailing of the relevant notice of redemption if the debt securities of that series are issuable only in registered form, or

2.
the day of the first publication of the relevant notice of redemption if the debt securities of that series are issuable in bearer form, or

3.
the day of mailing of the relevant notice of redemption if those debt securities are issuable in both bearer and registered form and there is no publication; or

•
register the transfer of or exchange any debt security in registered form, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or

•
exchange any debt security in bearer form selected for redemption, except in exchange for a debt security of that series in registered form that is simultaneously surrendered for redemption; or

•
issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the holder’s option, except the portion, if any, of that debt security not to be repaid.

No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities of any series will not contain any provisions which may afford holders of the debt securities of such series protection in the event of a change of control of Realty Income or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.
Merger, Consolidation or Sale of Assets
Each indenture will provide that we will not consolidate with, sell, lease or convey all or substantially all of our assets to, or merge with or into, any person unless:
•
either we shall be the continuing entity, or the successor person (if not us) formed by or resulting from the consolidation or merger or which shall have received the transfer of the assets shall be a corporation organized and existing under the laws of the United States or any State thereof and shall expressly assume (1) our obligation to pay the principal of (and premium, if any) and interest on all the debt securities issued under the indenture and (2) the due and punctual performance and observance of all the covenants and conditions contained in the indenture and in the debt securities to be performed or observed by us;

•
immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation or the obligation of any Subsidiary as a result of the transaction as having been incurred, and treating any liens on any property or assets of ours or any Subsidiary that are incurred, created or assumed as a result of the transaction as having been created, incurred or assumed, by us or the Subsidiary at the time of the transaction, no event of default under the indenture, and no event that, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

•
an officers’ certificate and legal opinion covering these conditions shall be delivered to the trustee.

Certain Covenants
Existence.   Except as permitted under the heading above entitled “— Merger, Consolidation or Sale of Assets,” we will be required under each indenture to do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, all material rights (by charter, bylaws and statute) and all material franchises; provided, however, that we shall not be required to preserve any right or franchise if our board of directors determines that the preservation thereof is no longer desirable in the conduct of our business.

Maintenance of Properties.   Each indenture will require us to cause all of our material properties used or useful in the conduct of our business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will require us to cause to be made all necessary repairs, renewals, replacements, betterments and improvements to those properties, as in our judgment may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, however, that we and our Subsidiaries shall not be prevented from selling or otherwise disposing of these properties for value in the ordinary course of business.
Insurance.   Each indenture will require us to, and to cause each of our Subsidiaries to, keep in force upon all of our and their properties and operations policies of insurance carried with responsible companies in such amounts and covering all risks as shall be customary in the industry in accordance with prevailing market conditions and availability.
Payment of Taxes and Other Claims.   Each indenture will require us to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed on us or any of our Subsidiaries or upon the income, profits or property of us or any of our Subsidiaries and (b) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon our property or the property of any Subsidiary; provided, however, that we shall not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which we are contesting in good faith through appropriate proceedings.
Provisions of Financial Information.   Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will be required by each indenture, within 15 days after each of the respective dates by which we would have been required to file annual reports, quarterly reports and other documents with the SEC if we were subject to those Sections of the Exchange Act to:
•
transmit by mail to all holders of debt securities issued under the indenture, as their names and addresses appear in the applicable register for those debt securities, without cost to the holders, copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections;

•
file with the applicable trustee copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections; and

•
supply promptly, upon written request and payment of the reasonable cost of duplication and delivery, copies of these documents to any prospective holder of the debt securities.

Except as may otherwise be provided in the prospectus supplement or other offering materials relating to any series of debt securities, the term “Subsidiary,” as used in any indenture means any other person of which more than 50% of (a) the equity or other ownership interests or (b) the total voting power of shares of capital stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or general or managing partners thereof is at the time owned by us or one or more of our Subsidiaries or a combination thereof.
Additional Covenants.   If we make any additional covenants with respect to any series of debt securities, those covenants will be set forth in the prospectus supplement or other offering materials relating to those debt securities.
Events of Default, Notice and Waiver
Unless otherwise provided in the applicable indenture, each indenture will provide that the following events are “events of default” for any series of debt securities issued under it:
(1)
default for 30 days in the payment of any installment of interest on any debt security of that series;

(2)
default in the payment of the principal of (or premium, if any, on) any debt security of that series when due, whether at stated maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise;
(3)
default in the deposit of any sinking fund payment, when and as due by the terms of any debt security of that series;

(4)
default in the performance of any of our other covenants contained in the indenture or in any debt security of that series (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than that series), which continues for 60 days after written notice is given to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series;

(5)
default under any bond, debenture, note or other evidence of indebtedness for money borrowed by us or any of our Subsidiaries (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our Subsidiaries (including such leases, but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000, whether the indebtedness exists at the date of the relevant indenture or shall thereafter be created, which default shall have resulted in the indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or which default shall have resulted in the obligation being accelerated, without the acceleration having been rescinded or annulled;

(6)
certain events of bankruptcy, insolvency or reorganization with respect to us or any of our Significant Subsidiaries; or

(7)
any other event of default provided with respect to a particular series of debt securities.

The term “Significant Subsidiary” as used above has the meaning ascribed to the term in Rule 1-02 of Regulation S-X promulgated under the Securities Act, as the Regulation was in effect on January 1, 1996.
If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are Original Issue Discount Securities or Indexed Securities, that portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after the declaration of acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority of the principal amount of the outstanding debt securities of that series may rescind and annul the declaration and its consequences if:
•
we shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of that series (other than principal that has become due solely as a result of the acceleration), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•
all events of default, other than the nonpayment of accelerated principal (or specified portion thereof), premium, if any, and interest with respect to debt securities of that series, have been cured or waived as provided in the indenture.

Each indenture will also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except:
•
a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series; or

•
a default in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected by the default.

Each indenture will require each trustee to give notice of a default under the indenture to the holders of debt securities within 90 days unless the default shall have been cured or waived, subject to certain exceptions; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series) if specified Responsible Officers of the trustee consider a withholding to be in those holders’ interest.
Each indenture will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it, and no direction inconsistent with the written request has been given to the trustee during the 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on those debt securities at the respective due dates thereof.
Each indenture will provide that, subject to provisions in the Trust Indenture Act of 1939 relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of the debt securities then outstanding under the indenture, unless those holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee; provided that the direction shall not conflict with any rule of law or the indenture, and provided further that the trustee may refuse to follow any direction that may involve the trustee in personal liability or that may be unduly prejudicial to the holders of debt securities of that series not joining in the direction to the trustee.
Within 120 days after the close of each fiscal year, we will be required to deliver to the trustee a certificate, signed by one of several specified officers, stating whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.
Modification of the Indenture
Modifications and amendments of any indenture will be permitted with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of each series issued under the indenture affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each debt security affected thereby:
•
change the stated maturity of the principal of, or any installment of principal of, or interest (or premium, if any) on any debt security;

•
reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of any debt security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity of the Original Issue Discount Security or would be provable in bankruptcy, or adversely affect any right of repayment at the option of the holder of any debt security (or reduce the amount of premium payable upon any repayment);

•
change the place of payment, or the coin or currency, for payment of principal of (or premium, if any) or interest on any debt security;

•
impair the right to institute suit for the enforcement of any payment on or with respect to any debt security when due;

•
reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the indenture to waive compliance with certain provisions of the indenture or certain defaults and consequences under the indenture or to reduce the quorum or voting requirements set forth in the indenture; or

•
modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

The holders of a majority in aggregate principal amount of outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive (insofar as that series is concerned) our compliance with certain restrictive covenants in the applicable indenture.
We, along with the trustee, shall be permitted to modify and amend an indenture without the consent of any holder of debt securities for any of the following purposes:
•
to evidence the succession of another person to our obligations under the indenture;

•
to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

•
to add events of default for the benefit of the holders of all or any series of debt securities;

•
to add or change any provisions of the indenture to provide that debt securities in bearer form may be registerable as to principal or to change or eliminate any restrictions on the payment of principal of or any premium or interest on debt securities in bearer form or to make certain other provisions relating to debt securities in bearer form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•
to change or eliminate any provisions of the indenture, provided that any such change or elimination does not apply to any outstanding debt securities of a series created prior to the date of the amendment or supplement that are entitled to the benefit of that provision;

•
to secure the debt securities;

•
to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of debt securities into common stock or preferred stock;

•
to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•
to cure any ambiguity or to correct any defect or inconsistency in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture, provided, however, that such action shall not adversely affect the interests of holders of debt securities of any series in any material respect; or

•
to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance, covenant defeasance and discharge of any series of debt securities, provided, however, that this action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect.

Each indenture will provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver described in the indenture or whether a quorum is present at a meeting of holders of debt securities:
•
the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal of that security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity thereof;

•
the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for the debt security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of the debt security of the amount determined as provided in the first bullet above);
•
the principal amount of an Indexed Security that shall be deemed outstanding shall be the principal face amount of the Indexed Security at original issuance, unless otherwise provided with respect to the Indexed Security in the applicable prospectus supplement; and

•
debt securities owned by us or any other obligor upon the debt securities or any affiliate of ours or of the other obligor shall be disregarded.

Each indenture will contain provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee, and also, upon our request or request of the holders of at least 10% in principal amount of the outstanding debt securities of a series, in any case upon notice given as provided in the indenture. Except for any consent or waiver that must be given by the holder of each debt security affected thereby, any resolution presented at a meeting or at an adjourned meeting duly reconvened at which a quorum is present, may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of the series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The persons holding or representing a majority in principal amount of the outstanding debt securities of a series shall constitute a quorum for a meeting of holders of that series; provided, however, that if any action is to be taken at a meeting with respect to a consent or waiver that may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of that series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.
Notwithstanding the foregoing provisions, each indenture will provide that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of that series and one or more additional series: (a) there shall be no minimum quorum requirement for the meeting and (b) the principal amount of the outstanding debt securities of all those series that are entitled to vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.
Discharge, Defeasance and Covenant Defeasance
Unless otherwise indicated in the applicable prospectus supplement or other offering materials, upon our request any indenture shall cease to be of further effect with respect to any series of debt securities issued under the indenture specified in our request (except as to certain limited provisions of the indenture which shall survive) when either (a) all debt securities of that series have been delivered to the trustee for cancellation or (b) all debt securities of that series have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and we have irrevocably deposited with the applicable trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable an amount sufficient to pay the entire indebtedness on those debt securities in respect of principal (and premium, if any) and interest to the date of the deposit (if those debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.
Each indenture will provide that, unless otherwise indicated in the applicable prospectus supplement or other offering materials, we may elect either to:

•
defease and be discharged from any and all obligations with respect to any series of debt securities (except for the obligation, if any, to pay additional amounts in respect of certain taxes imposed on non-U.S. holders of debt securities and the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold money for payment in trust) (“defeasance”); or

•
be released from our obligations with respect to certain covenants (which will be described in the relevant prospectus supplement or other offering materials) applicable to the debt securities under the applicable indenture (which may include, subject to a limited exception, the covenants described under “— Certain Covenants”), and any omission to comply with these obligations shall not constitute a default or an event of default with respect to those debt securities (“covenant defeasance”), in either case upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to those debt securities that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the scheduled due dates.
A trust may only be established if, among other things, we have delivered to the applicable trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of those debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. Additionally, in the case of defeasance, an opinion of counsel must refer to and be based on a ruling of the Internal Revenue Service (the “IRS”) or a change in applicable United States federal income tax law occurring after the date of the applicable indenture. In the event of defeasance, the holders of those debt securities will thereafter be able to look only to the trust fund for payment of principal (and premium, if any) and interest.
“Government Obligations” means securities that are (a) direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or the other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by a custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt.
Unless otherwise provided in the applicable prospectus supplement or other offering materials, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:
•
the holder of a debt security of that series is entitled to, and does, elect pursuant to the applicable indenture or the terms of that debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of that debt security, or

•
a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made,

then the indebtedness represented by that debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that debt security as they become due out of the proceeds yielded by converting the amount or other property so deposited in respect of that debt security into the currency, currency unit or composite currency in which that debt security becomes payable as a result of the election or Conversion Event based on the applicable market exchange rate in effect on the second business day prior to each payment date. “Conversion Event” means the cessation of use of:
•
a currency, currency unit or composite currency both by the government of the country which issued the currency and for the settlement of transactions by a central bank or other public institution of or within the international banking community; or

•
any currency unit or composite currency for the purposes for which it was established.

In the event we effect a covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default due to a breach of any of the covenants as to which there has been covenant defeasance (which covenants would no longer be applicable to those debt securities as a result of such covenant defeasance), the cash and Government Obligations on deposit with the applicable trustee may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. We would, however, remain obligated to make payment of the amounts due at the time of acceleration.
The applicable prospectus supplement or other offering materials may further describe the provisions, if any, permitting the defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.
Conversion Rights
The terms and conditions, if any, upon which the debt securities are convertible into common stock, preferred stock or other securities offered hereby will be set forth in the applicable prospectus supplement or other offering materials relating to those debt securities. The terms will include whether the debt securities are convertible into common stock, preferred stock, or other securities offered hereby, and the conversion price or rate (or manner of calculation thereof), and may include, if applicable, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price or rate and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion, including restrictions directed at maintaining our REIT status.
Unclaimed Payments
We will be repaid for all amounts we pay to a paying agent or a trustee for the payment of the principal of or any premium or interest on any debt security that remains unclaimed at the end of two years after the principal, premium or interest has become due and payable, and the holder of that debt security may look only to us for payment of the principal, premium or interest.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities (the “Global Securities”) that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement or other offering materials relating to that series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement or other offering materials relating to that series.

DESCRIPTION OF COMMON STOCK
We have authority to issue 1,300,000,000 shares of our common stock, $0.01 par value per share. As of February 15, 2024, we had outstanding 861,123,757 shares of our common stock.
General
The following description of our common stock sets forth certain general terms and provisions of our common stock to which any prospectus supplement or other offering materials may relate, including a prospectus supplement or other offering materials relating to shares of our common stock that may be issuable upon conversion of our debt securities, preferred stock or depositary shares or upon exercise of our warrants. The statements below and elsewhere in this prospectus, any accompanying prospectus supplement or any other offering materials we may provide you in connection with an offering of securities that describe certain terms and provisions of our common stock, charter or bylaws do not purport to be complete, do not contain all of the information that may be important to you, and are in all respects subject to, and qualified in their entirety by reference to, the Maryland General Corporation Law, or MGCL, and the applicable provisions of our charter and bylaws, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under “Where You Can Find More Information” and “Incorporation by Reference.” The following description should be read in conjunction with the information appearing in this prospectus under the captions “Restrictions on Ownership and Transfers of Stock” and “Certain Provisions of Maryland Law and Our Charter and Bylaws” (as such information may be amended or supplemented from time to time by information appearing in documents that we file with the SEC after the date of this prospectus supplement that are incorporated or deemed to be incorporated by reference herein or by information appearing in the applicable prospectus supplement or other offering materials we may provide you in connection with an offering of common stock) which provides important additional information about our common stock. Unless otherwise expressly stated or the context otherwise requires, all references to “our company,” “Realty Income,” “our,” “we” and “us” and all similar references appearing under this caption “Description of Common Stock” mean Realty Income Corporation, a Maryland corporation, excluding its subsidiaries.
Terms
Subject to the preferential rights of any other class or series of our stock, including the Series A preferred stock (as defined below), and to the provisions of our charter regarding the restrictions on ownership and transfer of stock, holders of our common stock are entitled to receive dividends when, as and if authorized by our board of directors and declared by us out of assets legally available therefor. The terms of the Series A preferred stock do, and the terms of any preferred stock we may issue in the future may, provide for restrictions or prohibitions on the payment of dividends on, and the purchase of, our common stock and provide for holders of that class or series of preferred stock to receive preferential distributions in the event of our liquidation, dissolution or winding up before any payments may be made on our common stock. For additional information, see “General Description of Preferred Stock” in this prospectus, the articles supplementary classifying and designating the Series A preferred stock (the “Series A articles supplementary”) and, if applicable, the articles supplementary classifying and designating shares of any other class or series of preferred stock we may subsequently issue, which has been filed or will be filed or incorporated by reference as the case may be as an exhibit to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference in this prospectus or another document we file with the SEC, and the description of the Series A preferred stock and of any such subsequently issued class or series of our preferred stock contained in the applicable Registration Statement on Form 8-A, including any subsequently filed amendments and reports filed for purposes of updating such descriptions, all of which may be obtained as described below under “Where You Can Find More Information” and “Incorporation by Reference.”
Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock or preferred stock into other classes or series of stock and to establish the number of shares in each class or series and to set the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. Thus, the board of directors could cause the issuance of additional classes or series of preferred stock, in addition to the Series A preferred stock, with dividend rights, rights to distributions in the event of our liquidation, dissolution or winding up, voting rights or other rights that could adversely affect the rights of holders of our common stock or delay or prevent a tender offer or change of control of our company that might involve a premium price for shares of our common stock or otherwise be in their best interests, any of which could adversely affect the market price of our common stock. For additional information, see “General Description of Preferred Stock” and “Certain Provisions of Maryland Law and of our Charter and Bylaws — Effect of Certain Provisions of Maryland Law and our Charter and Bylaws.”
Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our common stock (see “Restrictions on Ownership and Transfers of Stock” below) and the terms of any other class or series of our stock, including the Series A preferred stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors (other than any directors to be elected exclusively by holders of our outstanding preferred stock or any other class or series of our stock). Except as provided with respect to any other class or series of stock, including the Series A preferred stock, the holders of shares of our common stock will possess the exclusive voting power.
Holders of our common stock do not have cumulative voting rights in the election of directors, which means that holders of more than 50% of all the shares of our common stock voting for the election of directors can elect all the directors standing for election (other than any directors to be elected exclusively by holders of our outstanding preferred stock or any other class or series of our stock) at the time if they choose to do so, and the holders of the remaining shares of our common stock cannot elect any such directors. All of our directors currently serve for a term ending at the next annual meeting of stockholders following their election and until their respective successors are duly elected and qualified. Holders of shares of common stock do not have preemptive rights, which means they have no right under the charter, bylaws or Maryland law to acquire any additional shares of common stock that may be issued by us at a subsequent date. Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights. Under Maryland law, stockholders generally are not liable for the corporation’s debts or obligations.
Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert into another entity, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by its stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that any such action shall be effective if approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. Because the term “substantially all” of a corporation’s assets is not defined in the MGCL, it is subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. Accordingly, there may be uncertainty as to whether a sale of “substantially all” of our assets has taken place within the meaning of the MGCL provisions described above.
Restrictions on Ownership
For us to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, not more than 50% in value of our outstanding shares of stock may be owned, actually or constructively, by or for five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement and certain other requirements relating to our tax status as a REIT, among other purposes, our charter contains provisions intended to limit the actual, beneficial or constructive ownership by a single person or entity of our outstanding shares of common stock. See “Restrictions on Ownership and Transfers of Stock” below.
Transfer Agent
The registrar and transfer agent for our common stock is Computershare Trust Company, N.A.

GENERAL DESCRIPTION OF PREFERRED STOCK
We are authorized to issue 69,900,000 shares of preferred stock, $0.01 par value per share, of which 6,900,000 shares are classified and designated as 6.000% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series A preferred stock”). As of February 15, 2024, 6,900,000 shares of preferred stock were outstanding, all of which are classified and designated as Series A preferred stock. For a description of some of the terms of the Series A preferred stock and any class or series of preferred stock we may issue in the future, see the articles supplementary classifying and designating shares of such class or series of preferred stock, which have been or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or a document incorporated or deemed to be incorporated by reference in this prospectus or other document we file with the SEC, and the description of such class or series of preferred stock contained in the applicable Registration Statement on Form 8-A, including any subsequently filed amendments and reports filed for the purpose of updating such description, all of which may be obtained as described below under “Where You Can Find More Information” and “Incorporation by Reference.”
General
The following description of our preferred stock sets forth certain general terms and provisions of our preferred stock to which any prospectus supplement or other offering materials may relate, as well as a general description of the terms and provisions of our Series A preferred stock. The statements below describing our preferred stock are not complete, do not contain all of the information that may be important to you and are in all respects subject to, and qualified in their entirety by reference to, the MGCL and the applicable provisions of our charter (including the applicable articles supplementary classifying and designating shares of a class or series of preferred stock) and our bylaws, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under “Where You Can Find More Information” and “Incorporation by Reference.” The following description should be read in conjunction with the information appearing in this prospectus under the captions “Restrictions on Ownership and Transfers of Stock” and “Certain Provisions of Maryland Law and Our Charter and Bylaws” (as such information may be amended or supplemented from time to time by information appearing in documents that we file with the SEC after the date of this prospectus supplement and that are incorporated by reference herein or by information appearing in the applicable prospectus supplement or other offering materials we may provide you in connection with an offering of preferred stock), which provides important additional information about our preferred stock. You should review our charter and bylaws and the articles supplementary classifying and designating shares of the applicable class or series of our preferred stock carefully before you invest. Unless otherwise expressly stated or the context otherwise requires, as used under this caption “General Description of Preferred Stock,” references to “our company,” “Realty Income,” “our,” “we” and “us,” and all similar references mean Realty Income Corporation, a Maryland corporation, excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.
Our charter authorizes our board of directors to classify and reclassify any unissued shares of common stock or preferred stock into, among other things, one or more classes or series of preferred stock. Prior to the issuance of shares of each class or series, our board is required by the MGCL and our charter to determine the number of shares of such class or series and to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. Thus, the board of directors could authorize the issuance of shares of preferred stock with dividend rights, rights to distributions in the event of our liquidation, dissolution or winding up, voting rights or other rights that could adversely affect the rights of holders of our common stock, our Series A preferred stock or any other class or series of our preferred stock or which could have the effect of delaying or preventing a tender offer or a change of control of our company that might involve a premium price for holders of our stock or otherwise be in their best interests, any of which could adversely affect the market price of our common stock, our Series A preferred stock or any other class or series of our preferred stock. For additional information, see “Certain Provisions of Maryland Law and of our Charter and Bylaws — Effect of Certain Provisions of Maryland Law and our Charter and Bylaws.”

You should refer to the prospectus supplement or other offering materials relating to any class or series of our preferred stock offered thereby for specific terms of and other information concerning such class or series of preferred stock, including:
(1)
the title of such class or series of preferred stock;

(2)
the number of shares of such class or series of preferred stock offered, the liquidation preference per share and the offering price of such class or series of preferred stock;

(3)
the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation thereof, applicable to such class or series of preferred stock;

(4)
whether the dividends will be cumulative or not and, if cumulative, the date from which dividends on such class or series of preferred stock shall accumulate;

(5)
the procedures for any auction and remarketing, if any, for such class or series of preferred stock;

(6)
the provision for a sinking fund, if any, for such class or series of preferred stock;

(7)
any voting rights of such class or series of preferred stock, which may include, among other things, the right to elect one or more directors;

(8)
the provision for redemption, if applicable, of such class or series of preferred stock;

(9)
any listing of such class or series of preferred stock on any securities exchange;

(10)
the terms and conditions, if applicable, upon which such class or series of preferred stock will be convertible into common stock or other securities, including the conversion price or rate (or manner of calculation thereof);

(11)
a discussion of federal income tax considerations applicable to such class or series of preferred stock;

(12)
any limitations on actual, beneficial or constructive ownership of, and restrictions on transfer of, such class or series of preferred stock, in each case as may be appropriate to preserve our REIT status;

(13)
the relative ranking and preferences of such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

(14)
whether liquidation preferences on such class or series of preferred stock will be counted as liabilities of ours in determining whether distributions to stockholders can be made under the MGCL;

(15)
any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

(16)
any other specific terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of such class or series of preferred stock.

Rank
Unless otherwise specified in the applicable prospectus supplement or other offering materials, the preferred stock of any class or series offered by this prospectus and the applicable prospectus supplement will rank, with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up:
•
senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in the two immediately following bullet points;

•
on a parity with our outstanding Series A preferred stock and all other equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with the preferred stock of such class or series with respect to rights to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up; and

•
junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to the preferred stock of such class or series with respect to rights to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up.

For these purposes, the term “equity securities” does not include convertible debt securities.
Restrictions on Ownership
For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding shares of stock may be owned, actually or constructively, by or for five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement and certain other requirements relating to our tax status as a REIT, the articles supplementary establishing any class or series of preferred stock may contain provisions, which will be described in the applicable prospectus supplement or other offering materials, intended to limit the actual, beneficial or constructive ownership by a single person or entity of our outstanding preferred stock. See “Restrictions on Ownership and Transfers of Stock” and “— Series A Preferred Stock — Restrictions on Ownership and Transfers of Preferred Stock” below.
Series A Preferred Stock
This section describes the rights of our Series A preferred stock as set forth in the Series A articles supplementary. Our board of directors may authorize the issuance and sale of additional shares of our Series A preferred stock from time to time. Holders of shares of our Series A preferred stock do not have preemptive rights, which means they have no right under our charter, our bylaws, or Maryland law to acquire any additional shares of our Series A preferred stock that we may issue at a subsequent date.
Ranking
Our Series A preferred stock ranks, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs:
•
senior to all classes or series of our common stock and all classes or series of our capital stock now or hereafter authorized, issued or outstanding expressly designated as ranking junior to our Series A preferred stock;

•
on parity with any other class or series of our capital stock expressly designated as ranking on parity with our Series A preferred stock; and

•
junior to any other class or series of our capital stock expressly designated as ranking senior to our Series A preferred stock with respect to rights to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, none of which exists on the date hereof.
The term “capital stock” does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, rank senior in right of payment to our Series A preferred stock. Our Series A preferred stock also ranks junior in right of payment to our other existing and future debt obligations.
Dividends
Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to our Series A preferred stock with respect to dividend rights, holders of shares of our Series A preferred stock are entitled to receive, when, as and if authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of

6.000% per annum of the $25.00 liquidation preference per share of our Series A preferred stock (equivalent to the fixed annual amount of $1.50 per share of our Series A preferred stock).
Dividends on our Series A preferred stock accrue and are cumulative from and including January 1, 2024 and are payable quarterly in arrears on or about the last day of March, June, September and December of each year commencing on March 29, 2024; provided, however, that if such day is not a business day, then the dividend which would otherwise have been payable on such day may be paid on either the immediately preceding business day or next succeeding business day at our option, except that, if such business day is in the next succeeding year, such payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. The term “business day” means each day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.
The amount of any dividend payable on our Series A preferred stock for any partial dividend period is prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. A “dividend period” is the respective period commencing on and including the first day of January, April, July and October of each year and ending on, and including, the last day of March, June, September and December (other than the dividend period during which any shares of our Series A preferred stock will be redeemed). Dividends are payable to holders of record as they appear in our stock records at the close of business on the applicable record date, which will be the date designated by our board of directors as the record date for the payment of dividends that is not more than 35 and not fewer than 10 days prior to the scheduled dividend payment date.
Dividends on our Series A preferred stock will accrue whether or not:
•
the Company has earnings;

•
there are funds legally available for the payment of those dividends; and

•
those dividends are authorized or declared.

Except as described in the next two paragraphs, unless full cumulative dividends on our Series A preferred stock for all past dividend periods will have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for payment, we will not:
•
declare and pay or declare and set aside for payment of dividends, and we will not declare and make any distribution of cash or other property, directly or indirectly, on or with respect to any shares of our common stock or shares of any other class or series of our capital stock ranking, as to dividends, on parity with or junior to our Series A preferred stock, for any period; or

•
redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any shares of our common stock or shares of any other class or series of our capital stock ranking, as to dividends and upon liquidation, on parity with or junior to our Series A preferred stock.

The foregoing sentence, however, will not prohibit:
•
dividends payable solely in our capital stock ranking junior to our Series A preferred stock;

•
the conversion into or exchange for other shares of any class or series of our capital stock ranking junior to our Series A preferred stock; and

•
our purchase of shares of our Series A preferred stock, our preferred stock ranking on parity with our Series A preferred stock as to payment of dividends and upon liquidation, dissolution or winding up or capital stock or equity securities ranking junior to our Series A preferred stock pursuant to our charter to the extent necessary to preserve our status as a REIT as discussed under “— Series A Preferred Stock — Restrictions on Ownership and Transfers of Preferred Stock.”

When we do not pay dividends in full (and do not set apart a sum sufficient to pay them in full) on our Series A preferred stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with our Series A preferred stock, we will declare any dividends upon our Series A preferred stock and each such other class or series of capital stock ranking, as to dividends, on parity with our Series A preferred stock pro rata, so that the amount of dividends declared per share of our Series A preferred stock and such other class or series of capital stock will in all cases bear to each other the same ratio that accrued dividends per share on our Series A preferred stock and such other class or series of capital stock (which will not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on our Series A preferred stock which may be in arrears.
Holders of shares of our Series A preferred stock are not entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on our Series A preferred stock as described above. Any dividend payment made on our Series A preferred stock will first be credited against the earliest accrued but unpaid dividends due with respect to those shares which remain payable. Accrued but unpaid dividends on our Series A preferred stock will accumulate as of the dividend payment date on which they first become payable.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment will be made to holders of shares of our common stock or any other class or series of our capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, junior to our Series A preferred stock, the holders of shares of our Series A preferred stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment of or provision for our debts and other liabilities (including any class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, senior to our Series A preferred stock), a liquidation preference of $25.00 per share of our Series A preferred stock, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the date of payment. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of our Series A preferred stock and the corresponding amounts payable on all shares of each other class or series of our capital stock ranking, as to rights upon voluntary or involuntary liquidation, dissolution or winding up, on parity with our Series A preferred stock in the distribution of assets, then holders of shares of our Series A preferred stock and each such other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with our Series A preferred stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
Holders of shares of our Series A preferred stock will be entitled to written notice of any distribution in connection with any voluntary or involuntary liquidation, dissolution or winding up of our affairs not less than 30 days and not more than 60 days prior to the distribution payment date. After payment of the full amount of the liquidating distributions to which they are entitled, holders of shares of our Series A preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of its affairs.
In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our capital stock or otherwise, is permitted under the MGCL, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of our Series A preferred stock will not be added to our total liabilities.
Optional Redemption
We may, at our option, upon not fewer than 30 and not more than 60 days’ written notice, redeem our Series A preferred stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the date fixed for redemption, without interest, to the extent we have funds legally available for that purpose.
If fewer than all of the outstanding shares of our Series A preferred stock are to be redeemed, we will select the shares of our Series A preferred stock to be redeemed pro rata (as nearly as may be practicable without creating fractional shares) or by lot as we determine. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of our Series A preferred stock, other than a holder of our Series A preferred stock that has received an exemption from the ownership limit, would have actual or constructive ownership of more than 9.8% of the issued and outstanding shares of our Series A preferred stock in value or number of shares, whichever is more restrictive, because such holder’s shares of our Series A preferred stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in our charter, we will redeem the requisite number of shares of our Series A preferred stock of such holder such that no holder will own in excess of the 9.8% Series A preferred stock ownership limit subsequent to such redemption. See “— Series A Preferred Stock — Restrictions on Ownership and Transfers of Preferred Stock” below. In order for their shares of Series A preferred stock to be redeemed, holders must surrender their shares at the place, or in accordance with the book-entry procedures, designated in the notice of redemption. Holders will then be entitled to the redemption price of $25.00 per share and any accrued and unpaid dividends payable upon redemption following surrender of the shares as detailed below. If (i) a notice of redemption has been given (in the case of a redemption of our Series A preferred stock other than to preserve our status as a REIT), (ii) the funds necessary for the redemption have been set aside by us in trust for the benefit of the holders of any shares of Series A preferred stock called for redemption and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, dividends will cease to accrue on such shares of Series A preferred stock and such shares of Series A preferred stock will no longer be deemed outstanding. At such time, all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon redemption, without interest. So long as full cumulative dividends on our Series A preferred stock for all past dividend periods shall have been or contemporaneously are (i) declared and paid in cash, or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for payment, and subject to the provisions of applicable law, we may from time to time repurchase all or any part of our Series A preferred stock, including the repurchase of shares of Series A preferred stock in open-market transactions and individual purchases at such prices as we negotiate, in each case as duly authorized by our board of directors. In the event of any redemption of the Series A preferred stock in order to preserve our status as a REIT for United States federal income tax purposes, the redemption price for such shares will be an amount in cash equal to $25.00 per share together with all accrued and unpaid dividends to but excluding the date fixed for redemption.
Unless full cumulative dividends on all shares of Series A preferred stock have been or contemporaneously are authorized, declared and paid in cash or declared and a sum sufficient for the payment thereof in cash is set apart for payment for all past dividend periods, no shares of Series A preferred stock will be redeemed unless all outstanding shares of Series A preferred stock are simultaneously redeemed and we will not purchase or otherwise acquire directly or indirectly any shares of our Series A preferred stock or any class or series of our capital stock ranking, as to dividends or upon liquidation, dissolution or winding up, on parity with or junior to our Series A preferred stock (except by conversion into or exchange for our capital stock ranking junior to our Series A preferred stock as to dividends and upon liquidation); provided, however, that whether or not the requirements set forth above have been met, we may purchase shares of our Series A preferred stock, preferred stock ranking on parity with our Series A preferred stock as to payment of dividends and upon liquidation, dissolution or winding up or capital stock or equity securities ranking junior to our Series A preferred stock pursuant to our charter to the extent necessary to ensure that we continue to meet the requirements for qualification as a REIT for federal income tax purposes, and may purchase or acquire shares of our Series A preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of our Series A preferred stock. See “— Series A Preferred Stock — Restrictions on Ownership and Transfers of Preferred Stock” below.
We will mail notice of redemption, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of our Series A preferred stock to be redeemed at their respective addresses as they appear on our stock transfer records as maintained by the transfer agent named below. No failure to give such notice or any defect therein or in the mailing thereof will affect the validity of the proceedings for the redemption of any shares of our Series A preferred stock except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which our Series A preferred stock may be listed or admitted to trading, each notice will state:
•
the redemption date;

•
the redemption price;

•
the number of shares of our Series A preferred stock to be redeemed;

•
the place or places where the certificates, if any, representing shares of our Series A preferred stock are to be surrendered for payment of the redemption price;

•
procedures for surrendering noncertificated shares of our Series A preferred stock for payment of the redemption price;

•
that dividends on the shares of our Series A preferred stock to be redeemed will cease to accumulate on such redemption date; and

•
that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series A preferred stock.

If fewer than all of the shares of our Series A preferred stock held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of shares of Series A preferred stock held by such holder to be redeemed.
We are not required to provide such notice in the event we redeem our Series A preferred stock in order to maintain our status as a REIT.
If a redemption date falls after a dividend record date and on or prior to the corresponding dividend payment date, each holder of shares of Series A preferred stock at the close of business of such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares on or prior to such dividend payment date, and each holder of shares of Series A preferred stock that surrenders such shares on such redemption date will be entitled to the dividends accruing after the end of the applicable dividend period, up to but excluding the redemption date. Except as described above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on our Series A preferred stock for which a notice of redemption has been given.
All shares of Series A preferred stock that are redeemed or repurchased, or otherwise acquired in any other manner by us, will be retired and restored to the status of authorized but unissued shares of preferred stock, without designation as to series or class.
Special Optional Redemption
Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem our Series A preferred stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying in cash $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below), we have provided or will provide notice of redemption with respect to our Series A preferred stock (whether pursuant to the optional redemption right or the special optional redemption right), the holders of our Series A preferred stock will not have the conversion right described below under “— Series A Preferred Stock  —  Conversion Rights”.
We will mail to record holders of our Series A preferred stock a notice of redemption, postage pre-paid, no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to the address shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any of our Series A preferred stock, except as to the holder to whom notice was defective or not given. Each notice will state the following:
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the redemption date;

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the redemption price;

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the number of shares of our Series A preferred stock to be redeemed;

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the place or places where the certificates, if any, representing shares of Series A preferred stock are to be surrendered for payment of the redemption price;

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procedures for surrendering noncertificated shares of Series A preferred stock for payment of the redemption price;

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that dividends on the shares of Series A preferred stock to be redeemed will cease to accumulate on such redemption date;

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that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such shares of Series A preferred stock;

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that our Series A preferred stock is being redeemed pursuant to the special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and

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that the holders of our Series A preferred stock to which the notice relates will not be able to tender such Series A preferred stock for conversion in connection with the Change of Control and each share of our Series A preferred stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

If we redeem fewer than all of the outstanding shares of our Series A preferred stock, the notice of redemption mailed to each stockholder will also specify the number of shares of our Series A preferred stock held by such holder to be redeemed. In this case, we will determine the number of shares of Series A preferred stock to be redeemed as described above in “— Series A Preferred Stock  —  Optional Redemption”.
If we have given a notice of redemption and have set aside sufficient funds for the redemption in trust for the benefit of the holders of our Series A preferred stock called for redemption, then from and after the redemption date, those shares of Series A preferred stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series A preferred stock will terminate. The holders of those shares of Series A preferred stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends through, but not including, the redemption date, without interest.
The holders of Series A preferred stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to Series A preferred stock on the corresponding payment date notwithstanding the redemption of our Series A preferred stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on our Series A preferred stock to be redeemed.
A “Change of Control” is when the following have occurred and are continuing:
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the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Company entitling that person to exercise more than 50% of the total voting power of all stock of the Company entitled to vote generally in the election of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or the Nasdaq Stock Exchange (“NASDAQ”) or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

Conversion Rights
Upon the occurrence of a Change of Control, each holder of our Series A preferred stock will have the right, unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem our Series A preferred stock as described above under “— Series A Preferred Stock — Optional Redemption” or “— Series A Preferred Stock — Special Optional Redemption,” to convert some or all of our Series A preferred stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of our Series A preferred stock (the “Common Stock Conversion Consideration”), which is equal to the lesser of:
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the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference per share of Series A preferred stock to be converted plus (y) the amount of any accrued and unpaid dividends to, but not including the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A preferred stock dividend payment and prior to the corresponding Series A preferred stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below) (such quotient, the “Conversion Rate”); and

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4.51957 (i.e., the Share Cap).

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.
For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right will not exceed 31,185,064 shares of our common stock (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustments to the Share Cap.
In the case of a Change of Control pursuant to which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of our Series A preferred stock will receive upon conversion of such Series A preferred stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).
If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of our common stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of our common stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.
We will not issue fractional shares of our common stock upon the conversion of our Series A preferred stock. Instead, we will pay the cash value of such fractional shares.
Within 15 days following the occurrence of a Change of Control, we will provide to holders of our Series A preferred stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

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the events constituting the Change of Control;

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the date of the Change of Control;

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the last date on which the holders of our Series A preferred stock may exercise their Change of Control Conversion Right;

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the method and period for calculating the Common Stock Price;

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the Change of Control Conversion Date;

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that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of our Series A preferred stock, holders will not be able to convert shares of our Series A preferred stock designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

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if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of our Series A preferred stock;

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the name and address of the paying agent and the conversion agent; and

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the procedures that the holders of our Series A preferred stock must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on its website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of our Series A preferred stock.
To exercise the Change of Control Conversion Right, the holders of our Series A preferred stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing our Series A preferred stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:
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the relevant Change of Control Conversion Date;

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the number of shares of our Series A preferred stock to be converted; and

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that our Series A preferred stock is to be converted pursuant to the applicable provisions of our Series A preferred stock.

The “Change of Control Conversion Date” is the date our Series A preferred stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of our Series A preferred stock.
The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our common stock is not then listed for trading on a U.S. securities exchange.
Holders of our Series A preferred stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:
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the number of withdrawn shares of Series A preferred stock;

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if certificated Series A preferred stock has been issued, the certificate numbers of the withdrawn shares of Series A preferred stock; and

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the number of shares of Series A preferred stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if our Series A preferred stock is held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company (“DTC”).
The Series A preferred stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such shares of Series A preferred stock, whether pursuant to the optional redemption right or the special optional redemption right. If we elect to redeem shares of Series A preferred stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series A preferred stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid dividends thereon to, but not including, the redemption date, in accordance with the optional redemption right or special optional redemption right. See “— Series A Preferred Stock  —  Optional Redemption” and “— Series A Preferred Stock — Special Optional Redemption” above.
We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date.
In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of our Series A preferred stock into shares of our common stock. Notwithstanding any other terms of our Series A preferred stock, no holder of Series A preferred stock will be entitled to convert such Series A preferred stock into shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter, including the Series A articles supplementary, unless we provide an exemption from this limitation for such holder. See “Restrictions on Ownership and Transfers of Stock” below.
The Change of Control conversion feature may make it more difficult for a party to take over the Company or discourage a party from taking over the Company.
Except as provided above in connection with a Change of Control, the Series A preferred stock is not convertible into or exchangeable for any other securities or property.
No Maturity, Sinking Fund or Mandatory Redemption
Our Series A preferred stock has no maturity date and we are not required to redeem our Series A preferred stock at any time. Accordingly, our Series A preferred stock will remain outstanding indefinitely, unless we decide, at our option, to exercise the redemption right or, under circumstances where the holders of our Series A preferred stock have a conversion right, such holders convert our Series A preferred stock into our common stock. Our Series A preferred stock is not subject to any sinking fund.
Limited Voting Rights
Holders of shares of our Series A preferred stock do not have any voting rights, except as set forth in the Series A articles supplementary.

If dividends on our Series A preferred stock are in arrears for six or more quarterly periods, whether or not consecutive (a “preferred dividend default”), holders of shares of Series A preferred stock (voting separately as a class together with the holders of all other classes or series of our preferred stock ranking on parity with our Series A preferred stock with respect to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable (such stock, the “Parity Preferred”)) will be entitled to vote for the election of two additional directors to serve on our board of directors (the “preferred stock directors”), until all unpaid dividends for past dividend periods with respect to our Series A preferred stock and any other class or series of Parity Preferred have been paid. In such a case, the number of directors serving on our board of directors will be increased by two. The preferred stock directors will be elected by a plurality of the votes cast in the election for a one-year term and each preferred stock director will serve until his or her successor is duly elected and qualifies or until the director’s right to hold the office terminates, whichever occurs earlier. The election will take place at:
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a special meeting called upon the written request of holders of at least 10% of the outstanding shares of our Series A preferred stock together with any other class or series of Parity Preferred, if this request is received more than 90 days before the date fixed for the next annual or special meeting of our stockholders or, if we receive the request for a special meeting within 90 days before the date fixed for our next annual or special meeting of stockholders, at the annual or special meeting of stockholders; and

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each subsequent annual meeting (or special meeting held in its place) until all dividends accumulated on our Series A preferred stock and on any Parity Preferred have been paid in full for all past dividend periods.

If and when all accumulated dividends on our Series A preferred stock and all other classes or series of Parity Preferred will have been paid in full, holders of shares of our Series A preferred stock will be divested of the voting rights set forth above (subject to re-vesting in the event of each and every preferred dividend default) and the term and office of such preferred stock directors so elected will terminate and the entire board of directors will be reduced accordingly.
Any preferred stock director elected by holders of shares of our Series A preferred stock and other holders of Parity Preferred may be removed at any time with or without cause by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of our Series A preferred stock and other Parity Preferred entitled to vote thereon when they have the voting rights described above (voting as a single class). So long as a preferred dividend default continues, any vacancy in the office of a preferred stock director may be filled by written consent of the preferred stock director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of our Series A preferred stock when they have the voting rights described above (voting as a single class with all other classes or series of Parity Preferred). The preferred stock directors will each be entitled to one vote on any matter.
In addition, so long as any shares of our Series A preferred stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of our Series A preferred stock and each other class or series of Parity Preferred (voting together as a single class):
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authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to our Series A preferred stock with respect to payment of dividends, or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock of the Company into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

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amend, alter or repeal the provisions of our charter, including the terms of the Series A preferred stock, whether by merger, consolidation, transfer or conveyance of substantially all of the Company’s assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of our Series A preferred stock, except that with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as our Series A preferred stock remains outstanding with the terms of the

Series A preferred stock materially unchanged, taking into account that, upon the occurrence of an event described in the second bullet point above, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of our Series A preferred stock, and in such case such holders will not have any voting rights with respect to the events described in the second bullet point immediately above. Furthermore, if holders of shares of our Series A preferred stock receive the greater of the full trading price of our Series A preferred stock on the date of an event described in the second bullet point immediately above or the $25.00 per share liquidation preference pursuant to the occurrence of any of the events described in the second bullet point immediately above, then such holders will not have any voting rights with respect to the events described in the second bullet point immediately above. If any event described in the second bullet point above would materially and adversely affect the rights, preferences, privileges or voting powers of our Series A preferred stock disproportionately relative to other classes or series of Parity Preferred, the affirmative vote of the holders of at least two-thirds of the outstanding shares of our Series A preferred stock, voting separately as a class, will also be required.
Holders of shares of our Series A preferred stock are not entitled to vote with respect to any increase in the total number of authorized shares of our capital stock, any increase in the number of authorized shares of our Series A preferred stock or the creation or issuance of any other class or series of capital stock, or any increase in the number of authorized shares of any other class or series of capital stock, in each case ranking on parity with or junior to our Series A preferred stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.
Holders of shares of our Series A preferred stock do not have any voting rights with respect to, and the consent of the holders of shares of our Series A preferred stock is not required for, the taking of any corporate action, including any merger or consolidation involving the Company or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of our Series A preferred stock, except as set forth above.
In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed or called for redemption upon proper procedures all outstanding shares of our Series A preferred stock.
In any matter in which our Series A preferred stock may vote (as expressly provided in the Series A articles supplementary), each share of our Series A preferred stock will be entitled to one vote per $25.00 of liquidation preference. As a result, each share of our Series A preferred stock will be entitled to one vote.
Provision of Financial Information
Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to such Section 13 or 15(d) if so subject, such documents to be filed with the SEC on or prior to the respective dates (the “Required Filing Dates”) by which we would have been required so to file such documents if so subject.
We will also in any event (1) within 15 days of each Required Filing Date transmit by mail or electronic transmittal to all holders of our Series A preferred stock, as their names and addresses appear in the security register, without cost to such holders, copies of the annual reports, quarterly reports and other documents that we are required to file or would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if subject to such sections, provided that the foregoing transmittal requirement will be deemed satisfied if the foregoing reports and documents are available on the SEC’s EDGAR system or on our website within the applicable time period specified above, and (2) if filing such documents with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder of our Series A preferred stock.
Restrictions on Ownership and Transfers of Preferred Stock
Our Series A articles supplementary contain, and our Series A preferred stock are subject to, restrictions on ownership and transfer that are substantially similar to those described under the heading “Restrictions on Ownership and Transfers of Stock” below. The Series A articles supplementary provide that, subject to certain exceptions, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of our Series A preferred stock (the “Series A preferred stock ownership limit”). In certain circumstances, our board of directors may exempt a person from the ownership limit, as described under the heading “Restrictions on Ownership and Transfers of Stock” below.
Notwithstanding anything to the contrary contained in the Series A articles supplementary, no holder of shares of our Series A preferred stock is entitled to convert any shares of our Series A preferred stock into shares of our common stock to the extent that receipt of such shares of common stock would cause such holder (or any other person) to exceed the ownership limits contained in our charter.
The restrictions on ownership and transfer described above and under the heading “Restrictions on Ownership and Transfers of Stock” below could delay, defer or prevent a transaction or a change of control of the Company that might involve a premium price for our capital stock that our stockholders believe to be in their best interest.
Listing
Our Series A preferred stock is listed on the NYSE under the symbol “O PR.”
Transfer Agent
The registrar and transfer agent for our Series A preferred stock is Computershare Trust Company, N.A. The registrar and transfer agent for any other class or series of preferred stock issued by us will be set forth in the applicable prospectus supplement or other offering materials.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any depositary shares or warrants that may be offered and sold pursuant to this prospectus and such prospectus supplement. Among other things, we may issue depositary shares representing fractional interests in shares of a class or series of our preferred stock and we may issue warrants exercisable for any of our other securities offered by this prospectus.

RESTRICTIONS ON OWNERSHIP AND TRANSFERS OF STOCK
Internal Revenue Code Requirements
To maintain our REIT status under the Code, not more than 50% in value of our outstanding shares of stock may be owned, actually or constructively, by or for five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. In addition, if we, or an owner of 10% or more of our stock, actually or constructively owns 10% or more of a tenant of ours (or a tenant of any partnership or limited liability company that is treated as a partnership for federal income tax purposes in which we are a partner or member), the rent received by us (either directly or through one or more subsidiaries) from that tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. A REIT’s stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.
Transfer Restrictions in Charter
Because we expect to continue to qualify as a REIT, our charter contains restrictions on the ownership and transfer of our common stock which, among other purposes, are intended to assist us in complying with applicable Code requirements. Our charter provides that, subject to certain specified exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by value or by number of shares, whichever is more restrictive) of our outstanding shares of common stock. We refer to this restriction as the “ownership limit.” The constructive ownership rules of the Code are complex, and may cause shares of common stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the shares of our common stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our common stock) by an individual or entity, could nevertheless cause that individual or entity, or another individual or entity, to constructively own more than 9.8% of our outstanding shares of common stock and thus violate the ownership limit, or any other limit as provided in our charter or as otherwise permitted by our board of directors. Our board of directors may, but in no event is required to, exempt from the ownership limit a particular stockholder if it determines that such ownership will not jeopardize our status as a REIT. As a condition of such exemption, the board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving our REIT status.
Our charter further prohibits (1) any person from actually or constructively owning shares of our common stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT, and (2) any person from transferring shares of our common stock if such transfer would result in shares of our capital stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).
Any person who acquires or attempts to acquire actual or constructive ownership of shares of our common stock that would violate any of the foregoing restrictions on transferability and ownership is required to give written notice to us immediately and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT and such determination is approved by the affirmative vote of the holders of not less than two-thirds of all votes entitled to be cast on the matter, as required by our charter. Except as otherwise described above, any change in the ownership limit would require an amendment to our charter.
The Series A preferred stock is, and we anticipate that any class or series of preferred stock that we issue in the future will be, subject to similar restrictions. The restrictions on transfer applicable to any class or series of preferred stock we issue will be described in the applicable prospectus supplement or other offering materials.

Effect of Violation of Transfer Provisions
Pursuant to our charter, if any purported transfer of common stock or any other event would result in any person violating the ownership limit or such other limit as provided in our charter, or as otherwise permitted by our board of directors, or result in our being “closely held” under Section 856(h) of the Code, or otherwise cause us to fail to qualify as a REIT, then the number of shares that would otherwise cause such violation or result will be transferred automatically to a trust, the beneficiary of which will be a qualified charitable organization selected by us. Such automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer.
Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust (who shall be designated by us and be unaffiliated with us and any prohibited transferee or prohibited owner) will be required to sell such shares to a person or entity who could own the shares without violating the ownership limit, or any other limit as provided in our charter or as otherwise permitted by our board of directors, and distribute to the prohibited transferee or prohibited owner, as applicable, an amount equal to the lesser of (1) the price paid by the prohibited transferee or prohibited owner for such shares or (2) the net sales proceeds received by the trust for such shares. In the case of any event other than a transfer, or in the case of a transfer for no consideration (such as a gift), the trustee will be required to sell such shares to a qualified person or entity and distribute to the prohibited owner an amount equal to the lesser of (1) the market price (determined as provided in our charter) of such shares as of the date of the event resulting in the transfer or (2) the net sales proceeds received by the trust for such shares. In either case, any proceeds in excess of the amount distributable to the prohibited transferee or prohibited owner, as applicable, will be distributed to the beneficiary. Prior to a sale of any such shares by the trust, the trustee will be entitled to receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to such shares, and also will be entitled to exercise all voting rights with respect to such shares.
Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee will have the authority (at the trustee’s sole discretion) (1) to rescind as void any vote cast by a prohibited transferee or prohibited owner, as applicable, prior to the discovery by us that such shares have been transferred to the trust and (2) to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast that vote. Any dividend or other distribution paid to the prohibited transferee or prohibited owner prior to the discovery by us that such shares had been automatically transferred to a trust as described above will be required to be repaid to the trustee upon demand for distribution to the beneficiary. In the event that the transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the ownership limit or any other limit as provided in our charter or as otherwise permitted by our board of directors, then our charter provides that the transfer of such shares will be void.
In addition, shares of our common stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the market price on the date we, or our designee, accept such offer. We will have the right to accept such offer until the trustee has sold the shares of common stock held in the trust. Upon such a sale to us, the interest of the beneficiary in the shares sold will terminate and the trustee must distribute the net proceeds of the sale to the prohibited transferee or prohibited owner, and any dividends or other distributions held by the trustee with respect to such shares will be paid to the beneficiary.
If any purported transfer of shares of common stock would cause us to be beneficially owned by fewer than 100 persons, such transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock.
All certificates representing shares of our common stock will bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for our common stock or otherwise be in the best interests of stockholders.
As set forth in the Treasury Regulations promulgated under the Code, every owner of a specified percentage (or more) of the outstanding shares of our stock (including both common stock and preferred stock) must file a completed questionnaire with us containing information regarding their ownership of such shares. Under current Treasury Regulations, the percentage will be set between 0.5% and 5.0%, depending upon the number of record holders of our shares of stock. Under our charter, each common stockholder shall upon demand be required to disclose to us in writing such information as we may request, in good faith, in order to determine the effect, if any, of such common stockholder’s actual and constructive ownership of common stock on our status as a REIT and to ensure compliance with the ownership limit, or any other limit as provided in our charter or as otherwise permitted by our board of directors.
The transfer restrictions and limitations described above could delay or prevent a tender offer or change in control of our company or reduce the possibility that a third party will attempt such a transaction, even if a tender offer or a change in control were in our stockholders’ best interests or involved a premium price for our stock, which could adversely affect the market price of our common stock, our Series A preferred stock or any other class or series of our preferred stock.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to, and qualified in its entirety by reference to, our charter and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and to the MGCL. See “Where You Can Find More Information.”
Election and Removal of Directors
Our charter and bylaws provide that our board of directors may establish the number of directors of our company as long as the number is not fewer than the minimum number required under the MGCL, which is one, nor, unless our bylaws are amended, more than 15.
Pursuant to our charter, each of our directors is elected by our stockholders to serve until the next annual meeting of stockholders following his or her election and until his or her successor is duly elected and qualifies.
Pursuant to our bylaws, directors in uncontested elections are elected upon the affirmative vote of a majority of the total votes cast for and against such nominee at a duly called meeting of stockholders, and directors in contested elections are elected by the affirmative vote of a plurality of the votes cast. In both uncontested and contested elections, holders of shares of our common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock will be able to elect all of our directors.
Under the MGCL and our bylaws, except as otherwise provided in the terms of any class or series of our stock, vacancies on our board of directors created by any reason other than an increase in the number of directors may be filled by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire board. Any individual elected to fill a vacancy will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.
Our charter provides that, subject to the rights of holders of shares of one or more classes or series of preferred stock (including our Series A preferred stock) to elect or remove one or more directors, a director may be removed at any time, but only for cause (as defined in our charter) and by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast generally in the election of directors.
Amendment to Charter and Bylaws
Except as otherwise provided in the MGCL, amendments to our charter must be advised by our board of directors and approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our board of directors generally has the power to amend our bylaws; provided, that, amendments to certain provisions in our bylaws related to a written statement required to be furnished to stockholders in the event of certain distributions, our investment policy and restrictions, an annual report to stockholders and the definitions used in those sections of our bylaws must be approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Additionally, our stockholders may alter or repeal any provision of our bylaws and adopt new bylaw provisions with the affirmative vote of a majority of all votes entitled to be cast on the matter pursuant to a binding proposal that is properly submitted by stockholders for approval at a duly called annual meeting or special meeting of stockholders.
Maryland Business Combination Act
Under the MGCL, certain “business combinations” (including certain issuances of equity securities) between a Maryland corporation and any person who beneficially owns, directly or indirectly, ten percent or more of the voting power of the corporation’s outstanding voting stock, or an affiliate or associate of the corporation who beneficially owned, directly or indirectly, ten percent or more of the voting power at any time within the preceding two years, in each case referred to as an “interested stockholder,” or an affiliate thereof, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be approved by two super-majority stockholder votes unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares of common stock. The business combination provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. These provisions of the MGCL may delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock or any class or series of our preferred stock, or otherwise be in the best interests of our stockholders.
Maryland Control Share Acquisition Act
The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer, by officers of the corporation or by employees who are also directors of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem for fair value any and all of the control shares (except those for which voting rights have previously been approved). Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, meaning that they may require us to repurchase their shares for their appraised value as determined pursuant to the MGCL. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) acquisitions exempted by the charter or bylaws of the corporation, adopted at any time before the acquisition of the shares.
As permitted by the MGCL, our bylaws contain a provision exempting us from the control share acquisition statute. That bylaw provision states that the control share statute shall not apply to any acquisition by any person of shares of our stock. Our board of directors may, without the consent of any of our stockholders, amend or eliminate this bylaw provision at any time, which means that we would then become subject to the Maryland control share acquisition statute, and there can be no assurance that such provision will not be amended or eliminated by our board of directors at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of five provisions, including:
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a classified board;

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a two-thirds vote requirement for removing a director;

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a requirement that the number of directors be fixed only by vote of the board of directors;

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a requirement that a vacancy on the board of directors be filled only by a vote of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and

•
a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

We have not elected to be subject to any of the provisions of Subtitle 8, including the provisions that would permit us to classify our board of directors or increase the vote required to remove a director without stockholder approval. Through provisions in our charter and bylaws unrelated to Subtitle 8, we (1) vest in our board of directors the exclusive power to fix the number of directors and (2) require, unless called by our chairman, our chief executive officer, our president or our board of directors, the request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting to call a special meeting of stockholders. The provisions of Subtitle 8 expressly provide that Subtitle 8 does not limit the power of a Maryland corporation, by provision in its charter, to confer on the holders of any class or series of preferred stock the right to elect one or more directors or designate the terms and voting powers of directors, which may vary among directors.
Special Meetings of Stockholders
Pursuant to our bylaws, our chairman, our chief executive officer, our president or our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be considered by our stockholders will also be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting on such matter, accompanied by the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary may prepare and deliver the notice of the special meeting.
Proxy Access
Our bylaws include provisions permitting, subject to certain eligibility, procedural and disclosure requirements, qualifying stockholders, or a qualifying group of no more than 20 stockholders, who have maintained continuous ownership of at least three percent of our outstanding shares of common stock for at least three years to require us to include in our proxy materials for an annual meeting of stockholders a number of director nominees not to exceed the greater of two nominees or 20 percent of the number of directors up for election.
Advance Notice of Director Nomination and New Business
Our bylaws provide that nominations of individuals for election as directors and proposals of business to be considered by stockholders at any annual meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by any stockholder who was a stockholder of record at the record date set by our board of directors for the annual meeting, at the time of giving the notice required by our bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on such other proposed business and who has complied with the advance notice procedures and other applicable requirements of our bylaws, including, if applicable, the proxy access provisions of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 150th day or later than 5:00 p.m., Pacific Time, on the 120th day before the first anniversary of the date our proxy statement was released for the preceding year’s annual meeting.

Only the business specified in the notice of the meeting may be brought before a special meeting of our stockholders. Nominations of individuals for election as directors at a special meeting of stockholders may be made only (1) by or at the direction of our board of directors, (2) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with our bylaws or (3) if the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by our board of directors for the special meeting, at the time of giving the notice required by our bylaws and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures and other applicable requirements of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 120th day before such special meeting or later than 5:00 p.m., Pacific Time, on the later of the 90th day before the special meeting or the tenth day after the first public announcement of the date of the special meeting and such stockholder must satisfy the other applicable requirements set forth in our bylaws.
A stockholder’s notice must contain certain information specified by our bylaws about the stockholder, its affiliates and any proposed business or nominee for election as a director, including information about the economic interest of the stockholder, its affiliates and any proposed nominee in us.
Exclusive Forum
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, any state court of competent jurisdiction in Maryland, or, if such state courts do not have jurisdiction, the United States District Court located in the State of Maryland, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf (other than actions arising under federal securities laws), (b) any Internal Corporate Claim, as such term is defined in the MGCL, including, without limitation (i) any action asserting a claim based on an alleged breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders or (ii) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL, our charter or our bylaws, or (c) any other action asserting a claim that is governed by the internal affairs doctrine. These choice of forum provisions will not apply to any action or proceeding under federal securities laws or claims arising under the Securities Act or the Exchange Act or any other claim for which federal courts have exclusive jurisdiction.
Furthermore, our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any cause of action arising under the Securities Act.
Although our bylaws contain the choice of forum provisions described above, it is possible that a court could rule that such provisions are inapplicable for a particular claim or action or that such provisions are unenforceable. For example, under the Securities Act, federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. In addition, the exclusive forum provisions described above do not apply to any actions brought under the Exchange Act.
Effect of Certain Provisions of Maryland Law and our Charter and Bylaws
Our charter contains restrictions on ownership and transfer of our stock intended to, among other purposes, assist us in maintaining our status as a REIT for United States federal and/or state income tax purposes. For example, our charter restricts any person or entity from acquiring actual or constructive ownership of more than 9.8% (by value or by number of shares, whichever is more restrictive) of our outstanding shares of common stock. See “Restrictions on Ownership and Transfers of Stock.” These restrictions could delay or prevent a tender offer or change in control of our company or reduce the possibility that a third party will attempt such a transaction, even if a tender offer or a change of control were in our stockholders’ interests or involved a premium price for our common stock, which could adversely affect the market price of our common stock.
Our charter authorizes our board of directors to issue preferred stock of our company, including convertible preferred stock, without stockholder approval. The board of directors may establish the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of any class or series of preferred stock we may issue, which may include voting rights and rights to convert such preferred stock into common stock. See “General Description of Preferred Stock.” The issuance of preferred stock could delay or prevent a tender offer or change in control of our company or reduce the possibility that a third party will attempt such a transaction, even if a tender offer or a change of control were in our stockholders’ interests or involved a premium price for our common stock, our Series A preferred stock or any other class or series of our preferred stock, which could adversely affect the market price of our common stock and any such class or series of preferred stock.
Our charter and bylaws also provide that the number of directors may be established only by our board of directors, which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees. The provisions of our bylaws discussed above under the captions “— Special Meetings of Stockholders” and “— Advance Notice of Director Nomination and New Business” require stockholders seeking to call a special meeting, nominate an individual for election as a director or propose other business at an annual or special meeting to comply with certain notice and information requirements. These provisions, alone or in combination, could make it more difficult for our stockholders to remove incumbent directors or fill vacancies on our board of directors with their own nominees and could delay or prevent a proxy contest, tender offer or change in control of our company or reduce the possibility that a third party will attempt such a contest or transaction, even if a proxy contest, tender offer or a change of control were in our stockholders’ interests or involved a premium price for our common stock, our Series A preferred stock or any other class or series of our preferred stock, which could adversely affect the market price of our common stock, our Series A preferred stock and any other class or series of preferred stock.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of certain material U.S. federal income tax considerations regarding our election to be taxed as a REIT and the acquisition, ownership and disposition of our capital stock or debt securities. Supplemental U.S. federal income tax considerations relevant to holders of the securities offered by this prospectus (including warrants, preferred stock and depositary shares) may be provided in the prospectus supplement or a free writing prospectus that relates to those securities or a document incorporated by reference in the prospectus supplement. For purposes of this discussion, references to “we,” “our” and “us” mean only Realty Income Corporation and do not include any of its subsidiaries, except as otherwise indicated. This discussion is for general information only and is not tax advice. The information under this caption “United States Federal Income Tax Considerations” may be amended, supplemented or superseded (in whole or in part) from time to time by information in documents we subsequently file with the SEC that are incorporated by reference in this prospectus.
The information in this discussion is based on:
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the Code;

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current, temporary and proposed Treasury Regulations promulgated under the Code;

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the legislative history of the Code;

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administrative interpretations and practices of the IRS; and

•
court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT, its stockholders and the holders of its debt securities. This discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof. Potential tax reforms may result in significant changes to the rules governing U.S. federal income taxation. New legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may significantly and adversely affect our ability to qualify as a REIT, the U.S. federal income tax consequences of such qualification, or the U.S. federal income tax consequences of an investment in our capital stock or debt securities, including those described in this discussion. Moreover, the law relating to the tax treatment of other entities, or an investment in other entities, could change, making an investment in such other entities more attractive relative to an investment in a REIT. Any such changes could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax laws other than U.S. federal income tax laws, associated with the acquisition, ownership or disposition of our capital stock or debt securities, or our election to be taxed as a REIT.
You are urged to consult your tax advisor regarding the tax consequences to you of:
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the acquisition, ownership and disposition of our capital stock or debt securities, including the U.S. federal, state, local, non-U.S. and other tax consequences;

•
our election to be taxed as a REIT for U.S. federal income tax purposes; and

•
potential changes in applicable tax laws.

Taxation of Our Company
General.   We have elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 1994. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “— Failure to Qualify” for potential tax consequences if we fail to qualify as a REIT.
Latham & Watkins LLP has acted as our tax counsel in connection with our filing of this prospectus and our election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to us, as of the date of this prospectus, to the effect that, commencing with our taxable year ended December 31, 1994, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year have satisfied or will satisfy those requirements. Further, the anticipated U.S. federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.
Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay U.S. federal income tax as follows:
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First, we will be required to pay regular U.S. federal corporate income tax on any undistributed REIT taxable income, including undistributed capital gain.

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Second, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay regular U.S. federal corporate income tax on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property. See “— Foreclosure Property.”

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Third, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

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Fourth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

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Fifth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.
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Sixth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

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Seventh, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

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Eighth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we generally will be required to pay regular U.S. federal corporate income tax on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax.

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Ninth, our subsidiaries that are C corporations and are not qualified REIT subsidiaries, including our “taxable REIT subsidiaries” described below, generally will be required to pay regular U.S. federal corporate income tax on their earnings.

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Tenth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income,” as described below under “— Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

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Eleventh, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our capital stock.

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Twelfth, if we fail to comply with the requirement to send annual letters to our stockholders holding at least a certain percentage of our stock, as determined under applicable Treasury Regulations, requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or is due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

We and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.
From time to time, we may own properties in other countries, which may impose taxes on our operations within their jurisdictions. To the extent possible, we will structure our activities to minimize our non-U.S. tax liability. However, there can be no assurance that we will be able to eliminate our non-U.S. tax liability or reduce it to a specified level. Furthermore, as a REIT, both we and our stockholders will derive little or no benefit from foreign tax credits arising from those non-U.S. taxes.
Requirements for Qualification as a REIT.   The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)
that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)
that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5)
that is beneficially owned by 100 or more persons;

(6)
not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

(7)
that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.
We believe that we have been organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. A description of the share ownership and transfer restrictions relating to our capital stock is contained in the discussion in this prospectus under the headings “Restrictions on Ownership and Transfers of Stock,” and “General Description of Preferred Stock — Series A Preferred Stock — Restrictions on Ownership and Transfers of Preferred Stock.” These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, then except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “— Failure to Qualify.”
In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.
Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.   In the case of a REIT that is a partner in a partnership (for purposes of this discussion, references to “partnership” include a limited liability company treated as a partnership for U.S. federal income tax purposes, and references to “partner” include a member in such a limited liability company), Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of any partnership or disregarded entity for U.S. federal income tax purposes in which we directly or indirectly own an interest is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the U.S. federal income taxation of partnerships is set forth below in “— Tax Aspects of the Subsidiary Partnerships and the Limited Liability Companies.”
We generally have control of our subsidiary partnerships and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships. If a partnership in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation (or other entity treated as a corporation for U.S. federal income tax purposes) will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the U.S. federal income tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”
Ownership of Interests in Taxable REIT Subsidiaries.   We currently own an interest in a number of taxable REIT subsidiaries and may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. A REIT is not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by the taxable REIT subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the taxable REIT subsidiary. A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See “— Asset Tests.” Taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. See “— Annual Distribution Requirements.” While not certain, this provision may limit the ability of our taxable REIT subsidiaries to deduct interest, which could increase their taxable income.
Ownership of Interests in Subsidiary REITs.   We own and may acquire direct or indirect interests in one or more entities that will elect to be taxed as REITs under the Code, or a Subsidiary REIT. A Subsidiary REIT is subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. If a Subsidiary REIT were to fail to qualify as a REIT, then (i) that Subsidiary REIT would become subject to U.S. federal income tax and (ii) the Subsidiary REIT’s failure to qualify could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT unless we could avail ourselves of certain relief provisions.

Income Tests.   We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property,” dividends from other REITs and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.
Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:
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The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property if we earned such amounts directly;

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Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

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Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a taxable REIT subsidiary; and

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We generally may not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a taxable REIT subsidiary (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.”

We generally do not intend to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we generally have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.
From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income under, and thus will be exempt from, the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
From time to time we may own properties or entities located outside the United States. These acquisitions could cause us to incur foreign currency gains or losses. Any foreign currency gains, to the extent attributable to specified items of qualifying income or gain, or specified qualifying assets, however, generally will not constitute gross income for purposes of the 75% and 95% gross income tests, and therefore will be excluded from these tests.
To the extent our taxable REIT subsidiaries pay dividends or interest, our allocable share of such dividend or interest income will qualify under the 95%, but not the 75%, gross income test (except that our allocable share of such interest would also qualify under the 75% gross income test to the extent the interest is paid on a loan that is adequately secured by real property).
We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:
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following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

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our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. See “— Failure to Qualify” below. As discussed above in “— General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income.   Any gain that we realize on the sale of property (other than any foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including any gain realized by our qualified REIT subsidiaries and our share of any gain realized by any of the partnerships in which we own an interest, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not intend, and do not intend to permit any of the partnerships in which we own an interest, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by us or our subsidiary partnerships are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a taxable REIT subsidiary, but such income will be subject to regular U.S. federal corporate income tax.
Penalty Tax.   Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.
We do not believe we have been, and do not expect to be, subject to this penalty tax, although any rental or service arrangements we enter into from time to time may not satisfy the safe-harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on any overstated rents paid to us, or any excess deductions or understated income of our taxable REIT subsidiaries.
Asset Tests.   At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property or on both real property and, to a limited extent, personal property), shares (or transferable certificates of beneficial interest) in other REITs, any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years (but only for the one-year period beginning on the date the REIT receives such proceeds), debt instruments of publicly offered REITs, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.
Second, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.
Third, of the investments included in the 25% asset class, and except for certain investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, securities satisfying the “straight debt” safe harbor, securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code. From time to time we may own securities (including debt securities) of issuers that do not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary. We intend that our ownership of any such securities will be structured in a manner that allows us to comply with the asset tests described above.
Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. We currently own stock of certain corporations that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. So long as each of these companies qualifies as a taxable REIT subsidiary of ours, we will not be subject to the 5% asset test, the 10% voting power limitation or the 10% value limitation with respect to our ownership of the securities of such companies. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded, and in the future will not exceed, 20% of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.
Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets, as described above (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property).
The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through our qualified REIT subsidiaries or partnerships) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership that owns such securities). For example, our indirect ownership of securities of each issuer may increase as a result of our capital contributions to, or the redemption of other partners’ interests in, a partnership in which we have an ownership interest. Also, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.
Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.
Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT. See “—Failure to Qualify.”
Annual Distribution Requirements.   To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to the sum of:
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90% of our REIT taxable income; and

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90% of our after-tax net income, if any, from foreclosure property; minus

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the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income.

For these purposes, our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.
In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset, as described above under “— General.”
Except as provided below, a taxpayer’s deduction for net business interest expense will generally be limited to 30% of its taxable income, as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years, subject to special rules applicable to partnerships. If we or any of our subsidiary partnerships are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We believe that we or any of our subsidiary partnerships that are subject to this interest expense limitation will be eligible to make this election. If such election is made, although we or such subsidiary partnership, as applicable, would not be subject to the interest expense limitation described above, depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.
We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential — i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential dividend limitation will not apply to distributions made by us, provided we qualify as a “publicly offered REIT.” We believe that we are, and expect we will continue to be, a “publicly offered REIT.” However, Subsidiary REITs we may own from time to time may not be publicly offered REITs. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay regular U.S. federal corporate income tax on the undistributed amount. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations.
We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock distributions in order to meet the distribution requirements, while preserving our cash.
Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In that case, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid.
Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which U.S. federal corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.
For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.
Like-Kind Exchanges.   We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, or deficiency dividends, depending on the facts and circumstances surrounding the particular transaction.
Tax Liabilities and Attributes Inherited in Connection with Acquisitions.   From time to time, we may acquire other corporations or entities and, in connection with such acquisitions, we may succeed to the historical tax attributes and liabilities of such entities. For example, if we acquire a C corporation and subsequently dispose of its assets within five years of the acquisition, we could be required to pay the built-in gain tax described above under “— General.” In addition, in order to qualify as a REIT, at the end of any taxable year, we must not have any earnings and profits accumulated in a non-REIT year. As a result, if we acquire a C corporation, we must distribute the corporation’s earnings and profits accumulated prior to the acquisition before the end of the taxable year in which we acquire the corporation. We also could be required to pay the acquired entity’s unpaid taxes even though such liabilities arose prior to the time we acquired the entity.
Moreover, we or one of our subsidiaries may from time to time acquire other REITs through a merger or acquisition. If any such REIT failed to qualify as a REIT for any of its taxable years, such REIT would be liable for (and we or our subsidiary, as applicable, as the surviving corporation in the merger or acquisition, would be obligated to pay) regular U.S. federal corporate income tax on its taxable income for such taxable years. In addition, if such REIT was a C corporation at the time of the merger or acquisition, the tax consequences described in the preceding paragraph generally would apply. If such REIT failed to qualify as a REIT for any of its taxable years, but qualified as a REIT at the time of such merger or acquisition, and we acquired such REIT’s assets in a transaction in which our tax basis in the assets of such REIT is determined, in whole or in part, by reference to such REIT’s tax basis in such assets, we generally would be subject to tax on the built-in gain on each asset of such REIT as described above if we were to dispose of the asset in a taxable transaction during the five-year period following such REIT’s requalification as a REIT, subject to certain exceptions. Moreover, even if such REIT qualified as a REIT at all relevant times, we would similarly be liable for other unpaid taxes (if any) of such REIT (such as the 100% tax on gains from any sales treated as “prohibited transactions” as described above under “— Prohibited Transaction Income”).
Furthermore, after our acquisition of another corporation or entity, the asset and income tests will apply to all of our assets, including the assets we acquire from such corporation or entity, and to all of our income, including the income derived from the assets we acquire from such corporation or entity. As a result, the nature of the assets that we acquire from such corporation or entity and the income we derive from those assets may have an effect on our tax status as a REIT.
Foreclosure Property.   The foreclosure property rules permit us (by our election) to foreclose or repossess properties without being disqualified as a REIT as a result of receiving income that does not qualify under the gross income tests. However, in such a case, we would be subject to the U.S. federal corporate income tax on the net non-qualifying income from “foreclosure property,” and the after-tax amount would increase the dividends we would be required to distribute to stockholders. See “— Annual Distribution Requirements.” This corporate tax would not apply to income that qualifies under the REIT 75% income test.
Foreclosure property treatment is generally available for an initial period of three years and may, in certain circumstances, be extended for an additional three years. However, foreclosure property treatment will end on the first day on which we enter into a lease of the applicable property that will give rise to income that does not qualify under the REIT 75% income test, but will not end if the lease will give rise only to qualifying income under such test. Foreclosure property treatment also will end if any construction takes place on the property (other than completion of a building or other improvement that was more than 10% complete before default became imminent).
Failure to Qualify.   If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay regular U.S. federal corporate income tax, including any applicable alternative minimum tax, on our taxable income. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, we will not be required to distribute any amounts to our stockholders and all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate stockholders may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Non-corporate stockholders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.
Tax Aspects of the Subsidiary Partnerships and the Limited Liability Companies
General.   From time to time, we may own, directly or indirectly, interests in various partnerships and limited liability companies. We expect these will be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners of such partnerships are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership. We will include in our income our share of these partnership items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by these partnerships, based on our capital interests in each such entity. See “— Taxation of Our Company — Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.” A disregarded entity is not treated as a separate entity for U.S. federal income tax purposes, and all assets, liabilities and items of income, gain, loss, deduction and credit of a disregarded entity are treated as assets, liabilities and items of income, gain, loss, deduction and credit of its parent that is not a disregarded entity for all purposes under the Code, including all REIT qualification tests.
Entity Classification.   Our interests in the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities for U.S. federal income tax purposes. For example, an entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that any subsidiary partnership will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “— Taxation of Our Company — Asset Tests” and “— Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “— Taxation of Our Company — Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of a subsidiary treated as a partnership or disregarded entity to a corporation might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment. We believe that each of our partnerships and limited liability companies are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes.
Allocations of Items of Income, Gain, Loss and Deduction.   A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) generally will determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. We intend that the allocations of taxable income and loss in each of the partnerships in which we own an interest from time to time comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.
Tax Allocations With Respect to the Properties.   Under Section 704(c) of the Code, items of income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Some of the partnerships in which we own an interest were formed by way of contributions of appreciated property. The relevant partnership and/or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Code. Under Section 704(c) of the Code we could be allocated less depreciation or more gain on sale with respect to a contributed property than the amounts that would have been allocated to us if we had instead acquired the contributed property with an initial tax basis equal to its fair market value. Such allocations might adversely affect our ability to comply with the REIT distribution requirements. See “— Taxation of Our Company — Requirements for Qualification as a REIT” and “—Annual Distribution Requirements.”
Any property acquired by a subsidiary partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.
Partnership Audit Rules.   Under current tax law, subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these rules and their potential impact on their investment in our capital stock or debt securities.
Material U.S. Federal Income Tax Consequences to Holders of Our Capital Stock and Debt Securities
The following discussion is a summary of the material U.S. federal income tax consequences to you of acquiring, owning and disposing of our capital stock or debt securities. This discussion is limited to holders who hold our capital stock or debt securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the alternative minimum tax. In addition, except where specifically noted, it does not address consequences relevant to holders subject to special rules, including, without limitation:
•
U.S. expatriates and former citizens or long-term residents of the United States;

•
U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•
persons holding our capital stock or debt securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•
banks, insurance companies, and other financial institutions;

•
REITs or regulated investment companies;

•
brokers, dealers or traders in securities;

•
“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•
tax-exempt organizations or governmental organizations;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to our capital stock or debt securities being taken into account in an applicable financial statement;

•
persons deemed to sell our capital stock or debt securities under the constructive sale provisions of the Code;

•
tax-qualified retirement plans; and

•
persons who hold or receive our capital stock pursuant to the exercise of any employee stock option or otherwise as compensation.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP

AND DISPOSITION OF OUR CAPITAL STOCK OR DEBT SECURITIES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of our capital stock or debt securities that, for U.S. federal income tax purposes, is or is treated as:
•
an individual who is a citizen or resident of the United States;

•
a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our capital stock or debt securities that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.
If an entity treated as a partnership for U.S. federal income tax purposes holds our capital stock or debt securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our capital stock or debt securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
Taxation of Taxable U.S. Holders of Our Capital Stock
Distributions Generally.   Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “— Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent described in “— Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.
To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder to the extent of the U.S. holder’s adjusted tax basis in such shares of stock. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares of stock by such amount, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.
Capital Gain Dividends.   Dividends that we properly designate as capital gain dividends will generally be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our stockholders’ long-term capital gains, based on the allocation of the capital gain amount which would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders.
Retention of Net Capital Gains.   We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. holder generally would:
•
include its pro rata share of our undistributed capital gain in computing its long-term capital gains in its U.S. federal income tax return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•
be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gain;

•
receive a credit or refund for the amount of tax deemed paid by it;

•
increase the adjusted tax basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•
in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations.   Distributions we make and gain arising from the sale or exchange of our capital stock by a U.S. holder will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder generally may elect to treat capital gain dividends, capital gains from the disposition of our capital stock and income designated as qualified dividend income, as described in “— Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.
Dispositions of Our Capital Stock.   Except as described below under “— Taxation of Taxable U.S. Holders of Our Capital Stock — Redemption or Repurchase by Us,” if a U.S. holder sells or disposes of shares of our capital stock, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such capital stock for more than one year. However, if a U.S. holder recognizes a loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains. The deductibility of capital losses is subject to limitations.
Redemption or Repurchase by Us.   A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above under “— Distributions Generally”) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:
•
is “substantially disproportionate” with respect to the U.S. holder,

•
results in a “complete redemption” of the U.S. holder’s stock interest in us, or

•
is “not essentially equivalent to a dividend” with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Code.
In determining whether any of these tests has been met, shares of our capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, generally must be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.
If a redemption or repurchase of shares of our capital stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “— Distributions Generally.” A U.S. holder’s adjusted tax basis in the redeemed or repurchased shares generally will be transferred to the holder’s remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of a redemption or repurchase of our capital stock.
If a redemption or repurchase of shares of our capital stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “— Dispositions of Our Capital Stock.”
Tax Rates.   The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” generally is 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” generally is 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as “capital gain dividends.” U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. In addition, non-corporate U.S. holders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations.
Taxation of Tax-Exempt Holders of Our Capital Stock
Dividend income from us and gain arising upon a sale of shares of our capital stock generally should not be unrelated business taxable income (“UBTI”), to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, to the extent a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.
For tax-exempt holders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A

REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our holders. However, because our common stock is (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.
Taxation of Non-U.S. Holders of Our Capital Stock
The following discussion addresses the rules governing U.S. federal income taxation of the acquisition, ownership and disposition of our capital stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address other federal, state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income and other tax laws and any applicable tax treaty on the acquisition, ownership and disposition of shares of our capital stock, including any reporting requirements.
Distributions Generally.   Distributions (including any taxable stock distributions) that are neither attributable to gains from sales or exchanges by us of United States real property interests, or USRPIs, nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied for a non-U.S. holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular rates, in the same manner as dividends paid to U.S. holders are subject to U.S. federal income tax. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.
Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:
(1)
a lower treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate; or

(2)
the non-U.S. holder furnishes an IRS Form W-8ECI (or other applicable documentation) claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted tax basis of the holder’s capital stock, but rather will reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted tax basis in such capital stock, they generally will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain non-U.S. holders. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.
Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests.   Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:

(1)
the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

(2)
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders generally would be taxed at the regular rates applicable to U.S. holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to certain “qualified foreign pension funds” or entities all of the interests of which are held by such “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
Retention of Net Capital Gains.   Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our capital stock should be treated with respect to non-U.S. holders as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. holders should consult their tax advisors regarding the taxation of such retained net capital gain.
Sale of Our Capital Stock.   Except as described below under “— Redemption or Repurchase by Us,” gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “United States real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our capital stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons, subject to certain rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a United States person unless the REIT has actual knowledge that such person is not a United States person. Proposed Treasury Regulations, if finalized, would provide additional guidance for determining whether a REIT is a domestically controlled qualified investment entity and clarify, among other things, that ownership by non-U.S. persons (other than persons treated as United States persons as described in the preceding sentence) will be determined by looking through pass-through entities and certain U.S. corporations. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our common stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”
Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells our capital stock, gain realized from the sale or other taxable disposition by a non-U.S. holder of such capital stock would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if:
(1)
such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the New York Stock Exchange; and

(2)
such non-U.S. holder owned, actually and constructively, 10% or less of such class of stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.

In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by certain “qualified foreign pension funds” or entities all of the interests of which are held by such “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such stock is “regularly traded” and the non-U.S. holder did not own more than 10% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1).
If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of the applicable class of our capital stock were not “regularly traded” on an established securities market, the purchaser of such capital stock generally would be required to withhold and remit to the IRS 15% of the purchase price.
Redemption or Repurchase by Us.   A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See “— Taxation of Taxable U.S. Holders of Our Capital Stock — Redemption or Repurchase by Us.” Qualified shareholders and their owners may be subject to different rules, and should consult their tax advisors regarding the application of such rules. If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “— Taxation of Non-U.S. Holders of Our Capital Stock — Distributions Generally” above. If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above under “— Sale of Our Capital Stock.”
Taxation of Holders of Our Debt Securities
The following summary describes the material U.S. federal income tax consequences of acquiring, owning and disposing of our debt securities. This discussion assumes the debt securities will be issued with less than a statutory de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).
U.S. Holders
Payments of Interest.   Interest on a debt security generally will be taxable to a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.
Sale or Other Taxable Disposition.   A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss generally will be equal to the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. holder paid for the debt security. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of such sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations.
Non-U.S. Holders
Payments of Interest.   Interest paid on a debt security to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or withholding, provided that:
•
the non-U.S. holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;

•
the non-U.S. holder is not a controlled foreign corporation related to us through actual or constructive stock ownership; and

•
either (1) the non-U.S. holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the non-U.S.

holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement under penalties of perjury that such holder is not a United States person and provides the applicable withholding agent with a copy of such statement; or (3) the non-U.S. holder holds its debt security directly through a “qualified intermediary” (within the meaning of the applicable Treasury Regulations) and certain conditions are satisfied.
If a non-U.S. holder does not satisfy the requirements above, such non-U.S. holder will be subject to withholding tax of 30%, subject to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established.
If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such interest is attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.
Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular rates. A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.
The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale or Other Taxable Disposition.   A non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “— Taxation of Holders of Our Debt Securities — Non-U.S. Holders — Payments of Interest”) unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable); or

•
the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of a debt security, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding
U.S. Holders.   A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our capital stock or debt securities or proceeds from the sale or other taxable disposition of such stock or debt securities (including a redemption or retirement of a debt security). Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:
•
the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•
the holder furnishes an incorrect taxpayer identification number;

•
the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•
the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Non-U.S. Holders.   Payments of dividends on our capital stock or interest on our debt securities generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our capital stock or interest on our debt securities paid to the non-U.S. holder, regardless of whether such distributions constitute a dividend or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such stock or debt securities (including a retirement or redemption of a debt security) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of such stock or debt securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Medicare Contribution Tax on Unearned Income
Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock, interest on debt obligations, and capital gains from the sale or other disposition of stock or debt obligations, subject to certain limitations. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock or debt securities.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to

non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock, interest on our debt securities, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our capital stock or debt securities, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock or interest on our debt securities. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock or debt securities on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or debt securities.
Other Tax Consequences
State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax other than income tax. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock or debt securities.

PLAN OF DISTRIBUTION
We may sell the securities being offered by this prospectus and the applicable prospectus supplement from time to time:
•
through underwriters or dealers;

•
through agents;

•
directly to one or more purchasers; or

•
through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Venable LLP, Baltimore, Maryland, and Latham & Watkins LLP, Costa Mesa, California. Latham & Watkins LLP, Los Angeles, California, has issued an opinion to us regarding certain tax matters described under “United States Federal Income Tax Considerations.” Sidley Austin LLP will act as counsel for any underwriters or agents.
EXPERTS
The consolidated financial statements of Realty Income Corporation and subsidiaries as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022 and financial statement schedule III, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022, have been incorporated by reference in this prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements, and the related financial statement schedules of Spirit Realty Capital, Inc., incorporated in this prospectus by reference, and the effectiveness of Spirit Realty Capital, Inc.’s internal control over financial reporting, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information reporting requirements of the Exchange Act, and in accordance with these requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available to the public at the SEC’s website at http://www.sec.gov. This is an internet site maintained by the SEC where reports, proxy and information statements and other information of companies that file electronically with the SEC may be obtained.
Our web site address is http://www.realtyincome.com. The information on, or that can be accessed through, our website is not a part of this prospectus and is not incorporated or deemed to be incorporated by reference herein.
This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms or copies of the indenture pursuant to which any debt securities offered hereby will be issued and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents that are or will be incorporated or deemed to be incorporated by reference in this prospectus. Statements in this prospectus or any prospectus supplement about these documents are not complete and each such statement is subject to, and qualified in all respects by reference to, the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect copies of the registration statement and the documents incorporated and deemed to be incorporated by reference in this prospectus at the SEC’s website referred to above.

INCORPORATION BY REFERENCE
We “incorporate by reference” certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in this prospectus, in any accompanying prospectus supplement or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, or, if applicable, the accompanying prospectus supplement, in any other offering materials we may provide you in connection with the offering of securities, or in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this prospectus, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus or any accompanying prospectus supplement. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of securities described in this prospectus; provided, however, that we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been “furnished” to and not “filed” with the SEC (including, without limitation, any information “furnished” pursuant to Item 2.02 or 7.01 of Form 8-K or related exhibits “furnished” pursuant to Item 9.01 of Form 8-K):
•
Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 22, 2023;

•
The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 31, 2023;

•
Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed on May 4, 2023, August 3, 2023 and November 7, 2023, respectively;

•
Our Current Reports on Form 8-K filed on January 6, 2023, January 9, 2023, January 10, 2023, January 13, 2023, April 5, 2023, April 6, 2023, April 14, 2023, May 25, 2023, June 22, 2023 (solely as to the information in Item 5.02 of such Current Report (as amended by the Current Report on Form 8-K/A filed on December 13, 2023)), June 28, 2023, June 29, 2023, July 6, 2023, August 7, 2023, October 30, 2023 (solely as to the information in Item 1.01 of such Current Report), November 27, 2023 (with respect to the filing of certain financial statements and risk factors), November 27, 2023 (with respect to an amendment of a certain sales agreement), November 29, 2023, December 5, 2023, December 15, 2023, December 21, 2023, January 3, 2024, January 8, 2024, January 9, 2024, January 16, 2024, January 24, 2024 (solely as to the information in Items 1.01, 2.01, 2.03, 3.03, 5.03 and 9.01 of such Current Report (as amended by the Current Report on Form 8-K/A filed on February 16, 2024)) and February 14, 2024 (solely as to the information in Item 5.02 of such Current Report) (in each of the foregoing cases, excluding any current reports, or portions thereof, exhibits thereto or information therein that are “furnished” to the SEC); and

•
The description of the Series A preferred stock contained in our Registration Statement on Form 8-A (File No. 001-13374) filed with the SEC on January 22, 2024, including any subsequently filed amendments and reports filed for the purpose of updating such description.

You may request a copy of the filings referred to above at no cost by writing or telephoning us at the following address:
Realty Income Corporation
11995 El Camino Real
San Diego, CA 92130
Attention: Corporate Secretary
(858) 284-5000
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

$800,000,000
$400,000,000 3.950% Notes due 2029
$400,000,000 4.500% Notes due 2033

PROSPECTUS SUPPLEMENT
September 25, 2025

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